UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
WD-40 COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

9715 Businesspark Avenue
San Diego, California 92131
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The 2024 Annual Meeting of Stockholders (“annual meeting”) of WD-40 Company (“Company”) will be held solely via a live audio webcast at the following virtual location and for the following purposes:

When:		Thursday, December 12, 2024 at 10:00 a.m., Pacific Time

Where:		http://meetnow.global/MXR5DGV

Items of Business:	1.	To elect a Board of Directors (“Board”) for the ensuing year and until their successors are elected and qualified;
	2.	To hold an advisory vote to approve executive compensation;
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and
	4.	To consider and act upon such other business as may properly come before the annual meeting.

Who Can Vote:
Only the stockholders of record at the close of business on November 1, 2024 are entitled to vote at the annual meeting. This proxy statement (“Proxy Statement”), enclosed form of proxy, and the Company’s 2024 Annual Report (collectively, “proxy materials”) are first sent to stockholders on or about November 12, 2024.

Attending the Virtual Annual Meeting
To expand access to our stockholders, our annual meeting will be conducted virtually. You may attend and participate in the annual meeting online, vote your shares electronically, and submit your questions prior to and during the annual meeting by visiting: http://meetnow.global/MXR5DGV. There is no physical location for the annual meeting.
Please see “How can I participate in the virtual annual meeting?” beginning on page 1 for information about how to attend and participate in the annual meeting.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	VIA LIVE VIRTUAL MEETING Attend the annual meeting at
http://meetnow.global/MXR5DGV
By Order of the Board of Directors,
Phenix Q. Kiamilev
Vice President, General Counsel and Corporate Secretary
San Diego, California

November 8, 2024

PROXY STATEMENT SUMMARY
We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2024 Annual Report before you vote.
2024 ANNUAL MEETING OF STOCKHOLDERS

Date and Time: December 12, 2024, at 10:00 a.m., Pacific Time	Record Date: November 1, 2024

Virtual Meeting Place: http://meetnow.global/MXR5DGV	Meeting Webcast: Available on the Company’s investor relations website at http://investor.wd40company.com beginning at 10:00 a.m., Pacific Time, on December 12, 2024
VOTING MATTERS AND BOARD RECOMMENDATIONS

Management Proposals:	Board Recommendations	Page
Election of Directors (Item No. 1)	FOR all Director Nominees	4

Advisory Vote to Approve Executive Compensation (“Say on Pay”) (Item No. 2)	FOR	11

Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025 (Item No. 3)	FOR	12
FAQS AND GENERAL INFORMATION
Q:    Why am I receiving these proxy materials?
A:     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of the Company for use at its annual meeting to be held on Thursday, December 12, 2024, and at any postponements or adjournments thereof.
At the annual meeting, the Company’s stockholders will consider and vote upon (i) the election of directors to the Board for the ensuing year; (ii) an advisory vote to approve compensation for our named executive officers (“NEOs”); and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025. Detailed information concerning these matters is set forth below. Management knows of no other business to come before the annual meeting.
Q:    When and where will the annual meeting be held?

A:    To provide expanded access to our stockholders, our annual meeting will be a virtual meeting of stockholders conducted solely via a live audio webcast, accessible at http://meetnow.global/MXR5DGV. Although no physical in-person meeting will be held, we designed the format of our annual meeting to ensure that our stockholders of record who attend the annual meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting.
The annual meeting will begin promptly at 10:00 a.m., Pacific Time, on Thursday, December 12, 2024. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting. Stockholders are encouraged to access the annual meeting prior to the start time and allow ample time to log into the audio webcast and test their computer systems.
Q:    How can I participate in the virtual annual meeting?
A:The annual meeting will be conducted solely by live audio webcast and utilize the latest technology to expand access, improve communication, and save costs for stockholders and the Company. Anyone may enter the annual meeting as a guest in listen-only mode by selecting “I am a Guest,” but only stockholders as of the record date and holders of valid proxies are entitled to vote or ask questions at the annual meeting. To participate in the annual meeting, you will need to review the information included on proxy card or the instructions that accompanied your proxy materials.
Stockholders of Record

If you are a registered stockholder (that is, if you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting. You can participate in the annual meeting by accessing http://meetnow.global/MXR5DGV. You will be able to attend the annual meeting online, ask a question and vote by following the instructions on the proxy card, or the instructions that accompanied your proxy materials. If you cannot locate your proxy card but would still like to attend the annual meeting, you can join as a guest. Guest attendees will not be allowed to vote or submit questions at the annual meeting. Stockholders are encouraged to vote and submit proxies in advance of the annual meeting by internet, telephone or mail as early as possible.
Beneficial Owners

If you hold your shares through an intermediary, such as a bank or broker, you have several options to participate in the annual meeting.

If you would like to attend the annual meeting and do not want to ask questions or vote you can simply join the annual meeting as a guest. You can participate in the annual meeting by accessing http://meetnow.global/MXR5DGV. Guest attendees will not be allowed to vote or submit questions at the annual meeting. Stockholders are encouraged to vote and submit proxies in advance of the annual meeting by internet, telephone or mail as early as possible.
If you are a beneficial owner and want to attend the annual meeting, ask a question and/or vote, you have two options:

1)Most beneficial holders do not need to register in advance and will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option may not be available for every type of beneficial owner voting control number. The absence of this option shall not impact the validity of the annual meeting. Most beneficial holders can participate in the annual meeting by accessing http://meetnow.global/MXR5DGV, which enables them to attend the annual meeting online, ask a question and vote by following the instructions on the proxy card, or the instructions that accompanied their proxy materials.

2)Beneficial owners may choose to register in advance of the annual meeting if they prefer to use this traditional, paper-based option. To register to participate in the annual meeting, submit proof of your proxy power (legal proxy) reflecting your WD-40 Company (WDFC) holdings, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 2:00 p.m., Pacific Time, on December 6, 2024, using one of the following methods:

•Email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

•Mail: Send a copy of the email or correspondence from your broker, or include your legal proxy, to WD-40 Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the annual meeting by accessing http://meetnow.global/MXR5DGV. Enter the control number provided by Computershare.
Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy using the methods described in the materials sent to you, or by following the instructions at www.envisionreports.com/WDFC.
Our annual meeting procedures are intended to authenticate stockholders’ identities, allow stockholders to give their voting instructions, confirm that stockholders’ instructions have been recorded properly, and comport with applicable legal requirements.

Q:    What constitutes a quorum in order to hold and transact business at the annual meeting?
A:    The close of business on November 1, 2024 is the record date for stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had 13,553,739 shares of common stock, $0.001 par value, outstanding. Stockholders of record entitled to vote at the annual meeting will have one vote for each share so held on the matters to be voted upon. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes are shares that are held of record by a bank or broker as to which the bank or broker has not received instructions from the beneficial owner as to how the shares are to be voted.
Q:    If I hold my shares through a broker, how do I vote?
A:    If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. It is important that you cast your vote if you want it to count in (i) the election of directors to the Board for the ensuing year, (ii) the advisory vote to approve compensation for our NEOs, and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025. Your broker will only be permitted to exercise its discretionary authority to vote on your behalf as to the ratification of the appointment of PricewaterhouseCoopers LLP. You should have received voting instructions with these proxy materials. Follow the instructions to vote or to request further voting instructions as set forth on the proxy materials you have received.
Q:    How will my vote be cast if I provide instructions or return my proxy and can I revoke my proxy?
A:    If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no specified instruction is given with respect to a particular matter on your proxy, your shares will be voted by the proxy holder as set forth on your proxy. A proxy may be revoked by attendance at the annual meeting or by filing a proxy bearing a later date with the Corporate Secretary of the Company.
Q:    How are the proxies solicited and what is the cost?
A:    The cost of soliciting proxies will be borne by the Company. Solicitations other than by mail may be made by telephone or in person by employees of the Company for which the expense will be nominal. We may also reimburse persons representing beneficial owners for their reasonable expenses incurred in forwarding such materials.
HOUSEHOLDING OF PROXY MATERIALS
The U.S. Securities and Exchange Commission (“SEC”) rules permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Several banks and brokers with account holders that are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your bank or broker, direct your written request to investorrelations@wd40.com, Investor Relations, 9715 Businesspark Ave., San Diego, CA 92131 or contact Investor Relations by telephone at +1 (800) 448-9340. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

PROPOSALS
ITEM NO. 1
ELECTION OF DIRECTORS
At the annual meeting, the 10 nominees named below under the heading, Director Nominees, will be presented for election as directors to serve until the next annual meeting of stockholders when their successors may be elected or appointed. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, any proxy granted to vote for such nominee will be voted for a nominee designated by the present Board to fill such vacancy.
A nominee for election to the Board will be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Holders of common stock are not entitled to cumulate their votes in the election of directors. Withheld votes and broker non-votes are not counted as votes in favor of any nominee.
If an incumbent director nominee fails to receive more votes for election as a director than votes against election, the incumbent director will continue to serve as a director until a successor is elected or appointed. However, pursuant to Corporate Governance Guidelines adopted by the Board, such director nominee will be expected to tender his or her resignation to the Corporate Governance Committee of the Board. The Corporate Governance Committee will promptly consider such resignation and present a recommendation to the Board to accept or reject such resignation for formal action to be taken within 90 days following the annual meeting.
Article III, Section 3.2 of the Bylaws of the Company (amended and restated on June 17, 2024) provides that, unless otherwise specified in the Certificate of Incorporation, the authorized number of directors of the Company shall not be less than seven nor more than 12 until changed by amendment duly adopted by the stockholders. Within the specified limits, the exact number of directors is to be fixed from time to time by a resolution duly adopted by the Board or by the stockholders. By resolution of the Board adopted on June 17, 2024, the authorized number of directors is to be fixed at ten, upon the retirement and resignation of Gregory A. Sandfort as director and non-executive Chair of the Company’s Board, effective December 12, 2024.

After serving over 13 years as a director on the Company’s Board, including its non-executive Chair since 2022 and its lead independent director from 2020 to 2022, Mr. Sandfort provided notice to the Company in June 2024 of his decision not to stand for re-election. Mr. Sandfort will continue to serve as non-executive Chair of the Board until the annual meeting when his term expires.
DIRECTOR NOMINEES

Director Nominees	Independent[1]	Audit	Compensation and People	Corporate Governance	Finance
Steven A. Brass
Cynthia B. Burks	✓	✓	✓
Daniel T. Carter	✓	Chair[2]		✓	✓
Eric P. Etchart	✓			Chair	✓
Lara L. Lee	✓	✓	✓
Edward O. Magee, Jr.	✓	✓			✓
Trevor I. Mihalik	✓	✓[2]		✓	Chair
Graciela I. Monteagudo	✓	✓			✓
David B. Pendarvis	✓	✓	✓
Anne G. Saunders	✓		Chair	✓
1The Board has determined that each director nominee (except for Mr. Brass):
(i)has no material relationship with the Company (either directly or indirectly through an immediate family member or as a partner, stockholder or officer of an organization that has a relationship with the Company), and
(ii)is an independent director as defined in the Marketplace Rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”).
2The Board determined that Mr. Carter and Mr. Mihalik are each an “audit committee financial expert” as defined by regulations adopted by the SEC.

STEVEN A. BRASS, CEO AND PRESIDENT

Director since: March 2022
Age: 58

Experience (Highlights):	Qualifications (including Skills and Certifications):

Mr. Brass was appointed CEO, effective 8/2022 and continues to serve as President, a position that he has held since 2019. He joined the Company in 1991 as International Area Manager at the Company’s U.K. subsidiary and has since held several management positions including Country Manager in Germany, Director of Continental Europe, European Sales Director, and European Commercial Director. From 2016 until 2019, Mr. Brass served as Division President, Americas, and from 2019 to 8/2022, as COO.

As CEO and President of the Company, Mr. Brass offers the Board a broad and deep Company-based perspective. In addition, his specific knowledge of the Company’s operations, coupled with his breadth of experience with international markets and our domestic market, provides the Board with valuable insight.

CYNTHIA B. BURKS

Independent Director since: December 2022	Committees:
Age: 58	▪ Audit Committee, member
▪ Compensation and People Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Ms. Burks serves as the managing member of Excel Advising, LLC, which was formed in 11/2022 and offers executive coaching and human resources consulting services. From 2019 to 2022, Ms. Burks was SVP and chief people and culture officer at Genentech, Inc. (formerly NYSE: DNA). From 2011 to 2019, she held various human resource management roles at Genentech-affiliated companies, including VP, human resources. Ms. Burks has also held human resource and organizational development positions in industries including media, consumer goods and technology.

Ms. Burks has earned certifications in the areas of corporate directorship, executive compensation, and climate. Ms. Burks’ extensive knowledge of human capital strategy, including talent management, succession planning, compensation strategy, designing culture to increase competitive advantage, diversity, equity and inclusion, and organizational design, would enhance the Board’s management oversight capabilities.

Other Public Company Boards:	Other Boards (Highlights):

Inspire Medical Systems, Inc. (NYSE: INSP), since 8/2022	Current:
▪ Organization and Compensation Committee, member
▪ Torch (an educational software company), since 11/2021
▪ Sellars Absorbent Materials, Inc. (a manufacturer of absorbents made with recycled fibers), since 8/2022

Previous:

Genentech Foundation (non-profit), 2020 to 2022

DANIEL T. CARTER

Independent Director since: 2016	Committees:
Age: 68	▪ Audit Committee, chair
▪ Corporate Governance Committee, member
▪ Finance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Mr. Carter served as EVP and CFO of BevMo! from 2009 until his retirement in 2016. He also served as CFO of the following companies: Semtek, Inc. (2008 to 2009); Charlotte Russe Holding, Inc. (1998 to 2007); and Advanced Marketing Services (1997 to 1998). From 1986 to 1997, he was employed by Price Club and its follow-on entities, serving as SVP for PriceCostco and CFO for Price Enterprises. Mr. Carter began his career as an auditor with Ernst & Young LLP.

Mr. Carter is a Certified Public Accountant (inactive) in California, and the Board has designated Mr. Carter as one of two financial experts who serve on our Audit Committee. Mr. Carter is recognized as a NACD Board Leadership Fellow and has earned Harvard’s Corporate Director Certificate and Carnegie-Mellon’s CERT Certificate in Cyber-Risk Oversight. Mr. Carter’s financial expertise, considerable knowledge of the retail industry and financial experience provide the Board with a breadth of relevant skills and experience.

Other Board(s):

Chosen Foods, LLC (1/2018 - 8/2021)

ERIC P. ETCHART

Independent Director since: 2016	Committees:
Age: 68	▪ Corporate Governance Committee, chair
▪ Finance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Mr. Etchart served as SVP of The Manitowoc Company, Inc. (NYSE: MTW) from 2007 until his retirement in 1/2016. He served as SVP, business development, from 2015 to 2016 and as president and general manager of the Manitowoc Crane Group from 2007 to 2015. From 1983 to 2007, Mr. Etchart held various sales, marketing and management positions at subsidiaries and predecessor companies of MTW.

Mr. Etchart is a French national and has held management positions in China, Singapore, Italy, France and the U.S. He is recognized as a NACD Board Leadership Fellow and has earned certifications in Climate Leadership and ESG Leadership. These certifications focus on climate risk and related business strategy, board-related fiduciary obligations, climate-related government regulations, reporting and disclosure requirements, investor engagement, learning how to identify opportunities and overcome challenges related to setting, executing against and measuring ESG goals. Mr. Etchart’s breadth of international finance, marketing, board and management experience provides important perspective to the Board. His commitment to the highest standards of board leadership, with an emphasis on ESG, demonstrates the Board’s continued commitment to good governance.

Other Public Company Boards:	Other Boards:

Graco Inc. (NYSE: GGG), since 2010 ▪ Audit Committee, member ▪ Governance Committee, member	UPERIO Group (tower and self-erecting cranes supplier) ▪ ESG Committee, chair

Alamo Group Inc. (NYSE: ALG), since 2015 ▪ Compensation Committee, member ▪ Nominating / Corporate Governance Committee, chair

LARA L. LEE

Independent Director since: December 2020	Committees:
Age: 61	▪ Audit, member
▪ Compensation and People Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Ms. Lee operates Lara Lee Associates LLC dba Creative Renewal, which offers governance, consulting, and advisory services. From 2016 to 2018, Ms. Lee served as president of Orchard Supply Hardware, which was a subsidiary of Lowe’s Companies, Inc. (NYSE: LOW), and from 2013 to 2018, as an SVP of Lowe’s. From 2011 to 2013 she served as chief innovation and operating officer for Continuum, a global consultancy firm. She was also a partner at an innovation firm, Jump Associates, from 2007 to 2010. Ms. Lee’s prior experience included 15 years at Harley-Davidson Motor Company as division head, VP, business unit leader, and in various European and Asian strategy and business development roles.

Ms. Lee began her career with Ernst & Whinney (now Ernst & Young LLP) in Washington, D.C. and Singapore. Ms. Lee is a NACD Certified Director and earned an ESG certificate from Berkeley Law Executive Education. Ms. Lee’s diverse international business and management experience, including expertise in retail, market development, strategic marketing (including digital, e-commerce and channel marketing), brand development, and innovation across industries and international markets, provides the Board with valuable insights.

Other Public Company Boards:	Other Boards (Highlights):

Previous:	Current:
Marrone Bio Innovations, Inc. (formerly NASDAQ: MBII; acquired by Bioceres Crop Solutions Corp. now NASDAQ: BIOX), director, member of Audit Committee and Compensation Committee, and designated board ESG lead (11/2020 - 7/2022)

▪ Independence Holdings LP GP, LLC, the parent company of Liberty Safe & Security Products, Inc., a designer and manufacturer of residential safes, since 10/2021
▪ Rather Outdoors Corporation, a designer and wholesaler of fishing equipment in North America and Europe, since 2/2023; Compensation Committee member

Previous:

▪ The Sill, Inc., an omnichannel specialty retailer of house plants and related products (11/2018 - 3/2024)
▪ Organically Grown Company, a distributor of organic produce, board chair; Compensation Committee chair; and Corporate Governance Committee chair (8/2019 - 7/2021)

EDWARD O. MAGEE, JR.

Independent Director since: June 2022	Committees:

Age: 58	▪ Audit Committee, member
▪ Finance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Mr. Magee has served as VP for Strategic Operations at Belmont University in Nashville, Tennessee since 2/2023. He also concurrently holds two academic appointments: The first Executive-in-Residence and Professor of
Prior to his executive experience, Mr. Magee served as a combat-decorated Lieutenant Colonel in the U.S. Marine Corps. In addition, Mr. Magee has earned certificates in corporate directorship, ESG, and cyber risk and was

Practice, Business at Belmont’s Jack C. Massey College of Business and in 9/2024, COO of the Thomas F. Frist, Jr. College of Medicine. From 2/2020 to 12/2022, Mr. Magee served as EVP, operations at Fender Musical Instruments Corporation (“Fender”). Prior to Fender, he served as its SVP, operations from 2016 to 2020. Mr. Magee also served as VP of operations and distribution for Thomas & Betts Corporation (now ABB Ltd.; OTNMKTS: ABBNY) from 2014 to 2016 and in various management roles in vehicle operations at Harley-Davidson Motor Company from 2009 to 2014.

recognized by the Corporate Director Forum as a 2024 Director of the Year - Emerging Board Leader. Mr. Magee is a member of the Digital Director’s Network. Mr. Magee’s extensive knowledge of manufacturing, sustainability, supply chain, and logistics as well as his wide-ranging experience building and developing global leadership teams that drive organizational culture change, enhance the Board’s management oversight capabilities.

Other Boards (including Non-Profit):

Current:	Previous (Highlights):

▪ Advisory Board of Nashville NACD, Chair-elect ▪ Smithsonian SITES | Affiliations Advisory Board	▪ Fender Play Foundation™, co-president and executive director
▪ Boys & Girls Clubs of Middle Tennessee ▪ Advisory Board, Veteran Courage Project	▪ Board of Visitors at Duke University’s Fuqua School of Business

TREVOR I. MIHALIK

Independent Director since: 2019	Committees:
Age: 58	▪ Finance Committee, chair
▪ Audit Committee, member
▪ Corporate Governance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Mr. Mihalik has served as EVP and group president of Sempra (NYSE: SRE) since 1/2024 and had served as its EVP and CFO 2018 to until 2023. Mr. Mihalik was SVP, controller and chief accounting officer of SRE from 2014 until 2018 and controller and chief accounting officer from 2012 to 2014. Prior to SRE, Mr. Mihalik held roles as SVP – finance for Iberdrola Renewables and VP and CFO for Chevron Natural Gas.	The Board has designated Mr. Mihalik as one of two financial experts who serve on our Audit Committee. Mr. Mihalik’s involvement with significant transactions in addition to his experience with Fortune 500 companies as a seasoned business executive with accounting and public company financial reporting expertise, and as a director with experience in the oversight of business management, finance and strategic planning, offer the Board valuable judgment and management perspective.

Other SEC Reporting Company Boards:	Other Boards:

Current:	Previous:

▪ San Diego Gas & Electric Company*, chair	▪ Sempra Infrastructure Partners*, chair
▪ Southern California Gas Company*, chair	▪ Oncor Electric Delivery Company LLC*
▪ Luz del Sur*, chair
▪ Chilquinta Energia*, chair
* SRE subsidiary or entity in which SRE holds or held an equity interest	▪ Infraestructura Energética Nova S.A.B. de C.V.*

GRACIELA I. MONTEAGUDO

Independent Director since: June 2020	Committees:
Age: 58	▪ Corporate Governance Committee, member
▪ Finance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Ms. Monteagudo served as president and CEO of Lala U.S., Inc. from 2017 to 2018. From 2015 to 2017 she served as president, Americas and global marketing for Mead Johnson Nutrition Company and from 2012 to 2015 she held various leadership roles at Mead Johnson & Company, LLC. From 2008 through 2012, she held various leadership roles at Walmart Mexico, including SVP and business unit head for Sam’s Club stores in Mexico. Ms. Monteagudo has dual Mexican and American citizenship and has held senior management positions in both Latin America and the U.S.

Ms. Monteagudo is recognized as a NACD Certified Director and is an honoree of the 2022 NACD Directorship 100, an annual recognition of the leading corporate directors. She has also earned certifications in the areas of climate and ESG. Ms. Monteagudo’s significant board and leadership experience, including international business experience in Latin America, her extensive global and digital marketing, e-commerce, retail, and consumer goods expertise, offers the Board with valuable marketing and consumer products insight.

Other Public Company Boards:	Other Boards:

Current:	Previous (Highlights):

ACCO Brands Corporation (NYSE: ACCO), since 8/2016	▪ Driscoll’s (a market leader of fresh berries), 3/2021 - 12/2021
▪ Nominating, Governance & Sustainability Committee, chair	▪ The Juice Plus+ Company, LLC, 9/2019 - 7/2023
▪ Compensation & Human Capital Committee, member

iHeartMedia, Inc. (NASDAQ: IHRT), since 7/2021
▪ Audit Committee, member

DAVID B. PENDARVIS

Independent Director since: 2017	Committees:
Age: 65	▪ Audit Committee, member
▪ Compensation and People Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Until his retirement in 6/2023, Mr. Pendarvis had served as chief administrative officer of ResMed Inc. (NYSE and ASX: RMD) since 2011 and secretary since 2003. In 2017, he served as interim president, EMEA and Japan of RMD. He joined RMD in 2002 as global general counsel and has also served as VP of organizational development from 2005 to 2011. Before joining RMD, Mr. Pendarvis was a partner at Gray Cary Ware & Freidenrich LLP (presently, DLA Piper), a partner at Gibson, Dunn & Crutcher, and a law clerk to U.S. District Court Judge J. Lawrence Irving in the U.S. District Court for the Southern District of California, San Diego.

Mr. Pendarvis earned an ESG certificate from Berkeley Law Executive Education. His expertise in corporate governance, compliance, intellectual property and worldwide legal affairs, and experience as general counsel with global responsibilities, including international executive management experience and focus on investor relations and corporate communications, provide the Board with valuable perspective for risk oversight.

Other Public Company Boards:	Other Boards (including Non-Profit):

Previous:	Previous:

Sequenom, Inc. (NASDAQ: SQNM), from 2009 until its acquisition by Laboratory Corporation of America Holdings (NYSE: LH) in 2016	▪ RMD’s subsidiaries, ended 6/2023 ▪ Corporate Directors Forum, 2010 - 2019 ▪ San Diego Regional Chamber of Commerce, ended 5/2023

ANNE G. SAUNDERS

Independent Director since: March 2019	Committees:
Age: 63	▪ Compensation and People Committee, chair
▪ Corporate Governance Committee, member

Experience (Highlights):	Qualifications (including Skills and Certifications):

Ms. Saunders served as president, U.S., of nakedwines.com from 2016 through 2017. From 2014 through 2016, she was president, U.S. of FTD Companies, Inc. (NASDAQ: FTD), and from 2012 through 2014, she served as president of Redbox Automated Retail, LLC. From 1990 to 2012, Ms. Saunders held various senior executive level positions at Starbucks Corporation, Bank of America, N.A., Knowledge Universe (presently KinderCare Education), eSociety and AT&T.

Ms. Saunders’ experience as a former senior P&L leader in multiple global consumer company divisions, and her deep functional expertise in marketing, e-commerce, and product innovation and development as well as her extensive public company board experience, provide valuable experience to the Board.

Other Public Company Boards:	Other Boards:

Previous:	Current:

Bowflex Inc. (formerly NYSE BFX and formerly Nautilus, Inc., NYSE NLS), 2012 - 2024, chair since 8/2022	Reser’s Fine Foods, since 2/2023

Swiss Water Decaffeinated Coffee Inc. (TSX: SWP), 11/2017 - 5/2023

There are no material pending litigation or proceedings involving the Company’s director nominees.

There are no family relationships among any of our directors, director nominees or executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

ITEM NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(“SAY-ON-PAY”)
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as a matter of good corporate governance, the Company’s stockholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers (“NEOs”) as described in the Compensation Discussion and Analysis (“CD&A”), the executive compensation tables, and the narrative disclosures that follow in this Proxy Statement. This vote is commonly referred to as a “Say-on-Pay” vote.
At the Company’s annual meeting in 2011, 2017, and 2023, the Company’s stockholders were asked, by a non-binding advisory vote, to express their preference as to the frequency of future Say-on-Pay votes. The Board recommended annual Say-on-Pay voting, and the Company’s stockholders approved to have Say-on-Pay votes every year.

Since 2011, the Board has authorized annual advisory votes for the stockholders to consider and approve the compensation of the NEOs, and the next non-binding, advisory vote on the compensation of the NEOs will be held at our 2025 annual meeting. The Say-on-Pay votes approving NEO compensation at each annual meeting held in 2011 through 2023 averaged 97% of the votes cast during this 13-year period.
The following resolution will be presented for approval by the Company’s stockholders at the 2024 annual meeting:
“RESOLVED, that the stockholders of WD-40 Company (the “Company”) hereby approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section of the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders and in the accompanying compensation tables and narrative disclosures.”
The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs. This Proxy Statement contains a description of the compensation provided to the NEOs as required by Item 402 of Regulation S-K promulgated under the Exchange Act.
Stockholders are encouraged to carefully consider the CD&A, accompanying compensation tables and related narrative discussion in this Proxy Statement in considering this advisory vote. The Board believes that the compensation provided to the Company’s NEOs offers a competitive pay-for-performance package with a proper balance of short-term and long-term incentives aligned with the interests of the Company’s stockholders.
This is an advisory vote and will not affect compensation previously paid or awarded to the NEOs. While a vote disapproving the NEOs’ executive compensation will not be binding on the Board or the Compensation and People Committee, the Compensation and People Committee will consider the results of the advisory vote in making future executive compensation decisions.
The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the annual meeting is required to approve this advisory vote on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE PROPOSED RESOLUTION FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm (“auditor”) of the Company to audit the consolidated financial statements of the Company for fiscal year 2025. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new auditor at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee may reconsider its selection.
A majority of the votes of the common stock present or represented at the annual meeting is required for approval. Broker non-votes will be voted in favor of approval. PwC acted as the Company’s auditor during the past fiscal year and, unless the Audit Committee appoints a new auditor, PwC will continue to act in such capacity during the current fiscal year. It is anticipated that a representative of PwC will attend the annual meeting, and such representative will have an opportunity to make a statement and be available to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information concerning those stockholders known to the Company to be the beneficial owners of more than 5% of the common stock of the Company and, based on information furnished by them, such stockholders have sole voting and investment power with respect to their shares, except as otherwise noted:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership^		Percent of Class†

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,062,459	[1]	15.22%
APG Asset Management N.V. Gustav Mahlerplein 3, 1082 MS Amsterdam, P7 00000 Netherlands	1,783,268	[2]	13.16%
Vanguard Group, Inc. P.O. Box 2600 - V26 Valley Forge, PA 19482	1,606,926	[3]	11.86%
^    Beneficial ownership information is based on reports as of June 30, 2024 filed on Form 13F with the SEC. Such information is unavailable as of November 1, 2024.
†Based on 13,553,739 shares of common stock outstanding as of the close of business on November 1, 2024.
1BlackRock, Inc. (“BlackRock”) reported that these shares are managed by 14 investment management subsidiaries and disclaims investment discretion over such shares. A summary of investment discretion and voting authority of shares reported for certain subsidiaries is as follows:

Investment Management Subsidiary	Investment Discretion	Voting Authority
	Sole	Sole	None
BlackRock Fund Advisors	1,517,589	1,517,589
BlackRock Investment Management, LLC	38,885	38,885
BlackRock Advisors LLC	31,742	31,742
BlackRock Asset Management Ireland Limited	31,694	31,694
BlackRock Institutional Trust Company, N.A.	393,377	381,586	11,791
Aperio Group, LLC	22,356	18,727	3,629
BlackRock Financial Management, Inc.	8,535	5,336	3,199
BlackRock Investment Management (UK) Limited	5,012	3,317	1,695
6 other BlackRock subsidiaries (each holding fewer than 5,000 shares)	13,269	11,068	2,201
2APG Asset Management N.V. reported shared investment discretion with two additional reporting managers, Stichting Pensioenfonds ABP and APG Group, and sole voting authority as to all such shares.
3

Investment Management Subsidiary	Investment Discretion		Voting Authority
	Sole	Shared	Shared	None
The Vanguard Group, Inc.	1,566,564			1,566,564
Vanguard Fiduciary Trust Co.		22,100	22,100
Vanguard Global Advisers, LLC		15,207		15,207
Vanguard Global Advisers, LLC		136	136
Vanguard Investments Australia, Ltd.		2,919	2,919

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock, as of November 1, 2024, by (i) each current director (and/or director nominee) and NEO, and (ii) all current directors, NEOs, and other executive officers as a group:

	Shares and Nature of Beneficial Ownership[1]
Name of Beneficial Owner	Number		Percent of Class†
Steven A. Brass	26,057	[2]	*
Sara K. Hyzer	3,815	[3]	*
Jeffrey G. Lindeman	3,782	[4]	*
William B. Noble	8,999	[5]	*
Patricia Q. Olsem	6,593	[6]	*
Cynthia B. Burks	886	[7]	*
Daniel T. Carter	5,800	[7]	*
Eric P. Etchart	7,189	[8]	*
Lara L. Lee	1,486	[7]	*
Edward O. Magee, Jr.	1,504	[9]	*
Trevor I. Mihalik	3,491	[10]	*
Graciela I. Monteagudo	1,856	[7]	*
David B. Pendarvis	4,934	[11]	*
Gregory A. Sandfort	19,479	[12]	*
Anne G. Saunders	2,346	[7]	*
All current directors, NEOs, and other executive officer(s) of the Company, as a group (16 persons)	101,231	[13]	*
*Less than 1%.
†Based on 13,553,739 shares of common stock outstanding as of the close of business on November 1, 2024.
1All shares owned directly unless otherwise indicated.

2Mr. Brass’ total includes: (i) the right to receive 108 shares upon settlement of vested deferred performance units (“DPUs”) upon termination of employment, (ii) 10,091 unvested restricted stock units (“RSUs”), none of which is subject to vesting within 60 days of November 1, 2024, (iii) 1,218 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company, and (iv) 2,231 shares held in the WD-40 Company Profit Sharing / 401(k) Plan (“401(k) Plan”).
3Ms. Hyzer’s total includes: (i) 2,202 unvested RSUs, none of which is subject to vesting within 60 days of November 1, 2024, (ii) 71 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company, and (ii) 356 shares held in the 401(k) Plan.
4Mr. Lindeman’s total includes: (i) 1,391 unvested RSUs, none of which is subject to vesting within 60 days of November 1, 2024, (ii) 253 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company, and (iii) 689 shares held in the 401(k) Plan.
5Mr. Noble’s total includes: (i) the right to receive 280 shares upon settlement of vested DPUs upon termination of employment, (ii) 1,025 unvested RSUs, none of which is subject to vesting within 60 days of November 1, 2024, and (iii) 522 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company.

6Ms. Olsem’s total includes: (i) the right to receive 89 shares upon settlement of vested DPUs upon termination of employment, (ii) 1,764 unvested RSUs, none of which is subject to vesting within 60 days of November 1, 2024, and (iii) 644 shares of restricted common stock, which may not be transferred or sold until termination of service as an employee of the Company. The 2007 Olsem Family Trust, which she shares investment discretion and voting authority with her spouse, holds beneficial ownership of 5,274 shares of the 6,593 shares reported above.

7Shares shown represent the right to receive all such shares upon settlement of vested RSUs upon termination of service as a director of the Company, and no shares vesting within 60 days of November 1, 2024.
8Mr. Etchart’s total includes the right to receive 5,689 shares upon settlement of vested RSUs upon termination of service as a director of the Company (of which 20 shares are subject to vesting within 60 days of November 1, 2024).

9Mr. Magee’s total includes the right to receive 1,448 shares upon settlement of vested RSUs upon termination of service as a director of the Company (of which 10 shares are subject to vesting within 60 days of November 1, 2024).
10Mr. Mihalik’s total includes the right to receive 3,189 shares upon settlement of vested RSUs upon termination of service as a director of the Company (of which 20 shares are subject to vesting within 60 days of November 1, 2024).
11Mr. Pendarvis’ total includes the right to receive 4,606 shares upon settlement of vested RSUs upon termination of service as a director of the Company, and no shares vesting within 60 days of November 1, 2024.
12Mr. Sandfort’s total includes the right to receive 14,125 shares upon settlement of vested RSUs upon termination of service as a director of the Company (of which 20 shares are subject to vesting within 60 days of November 1, 2024).
13Total includes the rights of directors, NEOs, and other executive officer(s) to receive a total of 41,361 shares upon settlement of vested RSUs upon termination of service as a director of the Company, the rights of executive officers to receive a total of 477 shares upon settlement of vested DPUs upon termination of employment, the rights of certain directors to receive a total of 70 shares within 60 days of November 1, 2024 upon vesting of RSUs, and a total of 3,486 shares directly held by executive officers in the Company’s 401(k) Plan.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s stock, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company during the last fiscal year and written representations that no other reports were required, except as described below, all Section 16(a) requirements were complied with by all persons required to report with respect to the Company’s equity securities during the last fiscal year.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We remain committed to managing the Company for the benefit of our stockholders and maintaining good corporate governance practices. Accordingly, we maintain the following corporate governance practices, among others, to enhance the Company’s reputation for integrity and serving our stockholders responsibly:

•Annual election of all directors with majority voting requirement	• Corporate Governance Guidelines include an overboarding policy that limits directors from serving on more than a total of four public company boards

•Annual election of a non-employee director as Chair of the Board, who is separate from and independent of the CEO	•Executive sessions of independent directors held at each regularly scheduled board meeting

•Governance guidelines for independent director leadership and other best governance practices	•Annual consideration of succession planning for the Board, the CEO, and senior management

•Annual performance evaluations for board, committees and directors	•Company prohibits pledging and hedging of Company stock by directors, executive officers, and all other employees

•9 of 10 director nominees are independent, except for the CEO and President; all committees of the Board are composed entirely of independent directors	•Equity received by directors must be held until board service ends

• Anonymous reporting via whistleblower hotline and quarterly reporting of any activity presented to the Audit Committee	• Cash and equity incentive compensation paid to executive officers are subject to a formal clawback policy

BOARD LEADERSHIP AND RISK OVERSIGHT
Board Leadership
The Corporate Governance Committee evaluates the Board’s leadership structure and makes its recommendation to the Board. In 2022, the Board determined that board oversight of and attention to the Company’s current strategic initiatives are better served by having a chair, who is an independent director, provide primary leadership at meetings of the Board and for such chair to serve as a liaison between the Board and executive management. Furthermore, the Board believes that separation of the principal executive officer and the board chair position is currently more appropriate for the Company given the size of the Board and the continued need for the principal executive officer’s focus and flexibility to implement strategic directives and execute overall management responsibilities. As an independent director, the chair can provide leadership to the Board without perceived or actual conflicts associated with individual and collective interests of management. Following the 2022 and 2023 annual meetings, the Board elected an independent chair to serve as its non-employee Chair to lead the Board and, following the 2024 annual meeting, the Board expects to do so again.

Corporate Governance Guidelines provide for, under appropriate circumstances, the designation of the principal executive officer to serve as board chair and for the designation of a lead independent director to ensure the most effective board governance when the principal executive officer is also serving as board chair. The Board’s determination as to whether having an independent director serve as board chair is in the best interests of the Company remains subject to annual review.
Board Role in Risk Oversight

Risk oversight is undertaken by the Board as a whole, but various Board committees are charged with reviewing and reporting on business and management risks included within the purview of each committee’s responsibilities. The Compensation and People Committee considers risks associated with the Company’s compensation policies and practices, with particular focus on the annual cash incentive compensation and equity awards offered to the Company’s executive officers and the performance metrics to best align the interests of management with those of the Company. The Audit Committee considers risks associated with financial reporting and internal control, including ethics and compliance program risks and, as described in further detail below, cybersecurity risk. The Finance Committee considers risks associated with the Company’s financial management and investment activities, acquisition- and divestiture-related risks, and Employee Retirement Income Security Act of 1974 plan oversight. The Finance Committee also reviews the appropriateness of the Company’s insurance programs. The Board or its committees, as part of their oversight, receive periodic reports from management employees having responsibility for the management of particular areas of risk, including risks related to systems integrity and disaster recovery of primary information technology systems, supply chain risks associated with disruptive events, ESG risk and sustainability efforts, and risks associated with artificial intelligence, which may include ethical, legal, and operational risk. The CEO is responsible for overall risk management and provides input to the Board with respect to the Company’s enterprise risk management program and is responsive to the Board in carrying out its risk oversight role.

In fiscal year 2024, the Board established an ESG Board Advisory Group, a provisional working group composed of four directors (each with a diverse ESG background): Cynthia B. Burks, Lara L. Lee, Graciela I. Monteagudo, and David B. Pendarvis. This group was created to provide guidance to the Company on key ESG-related issues.
Compensation Risk Assessment

In addition to oversight of compensation-related risk by the Compensation and People Committee, the Company’s management has undertaken an annual assessment of the Company’s compensation policies and practices and strategic business initiatives to determine whether any of these policies or practices, as well as any compensation plan design features, including those applicable to the executive officers, are reasonably likely to have a material adverse effect on the Company. Based on this review, management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. This conclusion is based primarily on the fact that the incentives underlying the Company’s compensation plan design features provide balance among increased profitability, long-term growth, and longer-term stockholder returns. Management has discussed these findings with the Compensation and People Committee.

In addition, we have adopted a clawback policy that enables us to recover cash and equity incentive compensation from executive officers in the event of a restatement of our financial results. The clawback policy is available on our website at https://investor.wd40company.com/overview/default.aspx under Governance.

Cybersecurity Risk Assessment

Management is responsible for cybersecurity risk management, which is part of the Company’s enterprise risk management and business continuity processes. We regularly evaluate our cybersecurity risk profile as well as the status and activities of our cybersecurity program, which aligns to the industry-recognized Center for Internet Security or CIS framework. We employ a defense-in-depth strategy which involves multiple layers of security controls to help prevent and detect possible risks and employ measures to protect our systems from business disruption. Our cybersecurity program includes tools and activities to prevent, detect, and analyze current and emerging cybersecurity threats, as well as plans and strategies to address threats and incidents. We also engage with third-party service providers, who possess expertise in information technology (“IT”) and cybersecurity, to aid in the design, implementation, and management of our cybersecurity infrastructure and protocols. The Company’s Chief Financial Officer works with our Vice President of Global Information & Technology and regional IT members to lead our enterprise-wide information security program and manage our Cybersecurity Incident Response Plan. As a part of continuing education, employees are required to participate in cybersecurity awareness training at the commencement of their employment and annually thereafter. We reinforce this training with monthly phishing tests and cybersecurity newsletters to educate our employees on the latest cybersecurity threats and the most effective preventative measures. The Audit Committee oversees cybersecurity risk and mitigation strategies of the Company.
BOARD MEETINGS, COMMITTEES AND ANNUAL MEETING ATTENDANCE
The Board is charged by the stockholders with managing or directing the management of the business affairs and exercising the corporate power of the Company. The Board relies on the following standing committees to assist in carrying out the Board’s responsibilities: the Audit Committee, the Compensation and People Committee, the Corporate Governance Committee, and the Finance Committee. Each of the committees has a written charter approved by the Board, and each committee reviews their respective charter annually. Committee charters can be found on the Company’s website at http://investor.wd40company.com/investors/corporate-governance/overview.
There were five meetings of the Board during the last fiscal year. Each director serving for the full fiscal year attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees on which the director served. In addition, the Board holds an annual organizational meeting on the date of the annual meeting. Pursuant to our Corporate Governance Guidelines, directors are expected to attend the annual meeting. At the last annual meeting, all current directors (and director nominees) were present.
EQUITY HOLDING REQUIREMENT FOR DIRECTORS
RSU awards to non-employee directors, including both non-elective grants and RSU awards granted pursuant to the annual elections of the directors to receive RSUs in lieu of all or part of their base annual fee, are not settled in shares of the Company’s common stock until termination of each director’s service as a director. The number of shares to be issued to each non-employee director upon termination of service is disclosed in the footnotes to the last table under the heading, Security Ownership of Certain Beneficial Owners and Management.
INSIDER TRADING POLICY – PROHIBITED TRADING TRANSACTIONS

The Company maintains an insider trading policy, that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable Nasdaq listing standards. The policy includes transaction pre-approval requirements, applicable to its officers and directors required to report changes in beneficial ownership of the Company’s common stock under Section 16 of the Exchange Act. Certain other employees who have significant management or financial reporting responsibilities and may have access to material non-public information concerning the Company are also subject to pre-approval requirements before trading or making gifts.

The Company’s insider trading policy requires pre-approval of all trading plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act (“10b5-1 Trading Plan”). To avoid the potential for abuse, the Company’s policy with respect to such trading plans is that, once adopted, trading plans may not be changed or canceled without the General Counsel’s approval. Any approved change or cancellation of a trading plan adopted by an executive officer, director or employee covered by the Company’s insider trading policy may result in the Company’s refusal to approve future trading plan requests for that person.

The insider trading policy also includes a prohibition on certain hedging and transactions involving the potential for abuse. Pursuant to the insider trading policy, executive officers, directors and covered employees may not engage in the following transactions involving the Company’s publicly traded securities:

•Short sale transactions	•Hedging transactions
•Transactions in options or derivatives	•Pledges or margin account borrowing
COMMUNICATIONS WITH THE BOARD
Stockholders and other interested parties may send communications to the Board by submitting a letter addressed to: WD-40 Company, Corporate Secretary, 9715 Businesspark Avenue, San Diego, CA 92131.
The Board has instructed the Corporate Secretary to review and forward such communications to the Board Chair. The Board has also instructed the Corporate Secretary to exercise his or her discretion, to not forward to the Board Chair any communication which is deemed of a commercial or frivolous nature or inappropriate for consideration by the Board. The Corporate Secretary may also forward the communication to another department within the Company to facilitate an appropriate response.
DIRECTOR COMPENSATION

Compensation for non-employee directors is set by the Board upon the recommendation of the Corporate Governance Committee. The Corporate Governance Committee conducts a review of non-employee director compensation at least bi-annually, and in October 2023, such review included the then current NACD Director Compensation Report and the 2023 U.S. Spencer Stuart Board Index Highlights. For fiscal year 2024, non-employee directors received compensation for services as directors pursuant to the Directors’ Compensation Policy and Election Plan (the “Director Compensation Policy”) adopted by the Board on October 5, 2023. Pursuant to the Director Compensation Policy, non-employee directors received a base annual fee of $60,000. The Chair received additional annual compensation of $30,000.

Non-employee directors received additional cash compensation for service on various Board committees as follows:

	Audit	Compensation and People	Corporate Governance	Finance
Chair	$20,000	$14,000	$11,000	$12,000
Member	$11,000	$6,000	$5,000	$6,000

All such annual fees were paid in the first calendar quarter of 2024.

At the Company’s 2016 annual meeting, the Company’s stockholders approved the WD-40 Company 2016 Stock Incentive Plan (which was amended and restated effective December 12, 2023 upon stockholder approval at the 2023 annual meeting, the “A&R 2016 Stock Incentive Plan”) to authorize the issuance of stock-based compensation awards to employees as well as to directors. In addition to the fees set forth above, the Director Compensation Policy provides for an annual grant of restricted stock unit (“RSU”) awards having a grant date value of approximately $97,000 to each non-employee director. Each RSU represents the right to receive one share of the Company’s common stock. On December 12, 2023, each non-employee director received a non-elective RSU award covering 406 shares of the Company’s common stock. Additional information regarding the RSU awards is provided in a footnote to the Director Compensation table below.

Each non-employee director may elect to receive an RSU award (“Elective RSUs”) in lieu of all or a portion of his or her base annual fee for service as a director. The number of shares of the Company’s common stock subject to each such RSU award granted to the non-employee directors equaled the elective portion of his or her base annual fee payable in RSUs divided by the fair market value of the Company’s common stock as of the date of grant.

Pursuant to award agreements with non-employee directors, RSU awards are fully vested (except for Elective RSUs, which vest monthly over 12 months), entitled to dividend compensation equivalent to dividends declared and paid on the Company’s common stock, and settled in shares of the Company’s common stock upon termination of the director’s service as a director of the Company.

The Company also maintains a Director Contributions Fund from which each incumbent non-employee director has the right each fiscal year to designate $7,000 in contributions to be made by the Company to properly qualified Section 501(c)(3) charitable organizations of the Internal Revenue Code.

DIRECTOR COMPENSATION TABLE – FISCAL YEAR 2024

The following Director Compensation table provides information concerning compensation earned by each non-employee director for services rendered in fiscal year 2024. Amounts reported in the following table under Fees Earned or Paid in Cash for each director depend on the various committees that each director served as a member or as chair during the fiscal year and whether the director served as the chair of the Board.

Non-Employee Director[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	All Other Compensation ($)[4]	Total ($)
Cynthia B. Burks	$77,000	$96,790	$7,000	$180,790
Daniel T. Carter	$91,000	$96,790	$7,000	$194,790
Eric P. Etchart	$77,000	$96,790	$7,000	$180,790
Lara L. Lee	$77,000	$96,790	$7,000	$180,790
Edward O. Magee, Jr.	$77,000	$96,790	$7,000	$180,790
Trevor I. Mihalik	$88,000	$96,790	$7,000	$191,790
Graciela I. Monteagudo	$71,000	$96,790	$7,000	$174,790
David B. Pendarvis	$77,000	$96,790	$7,000	$180,790
Gregory A. Sandfort	$107,000	$96,790	$7,000	$210,790
Anne G. Saunders	$79,000	$96,790	$7,000	$182,790

1 Mr. Brass is not included in this table as he is an employee and does not receive compensation for his service as a director. Compensation for services he provides to the Company is reflected in the Summary Compensation Table included in the Executive Compensation section of the Proxy.
2 Messrs. Carter and Pendarvis and Mses. Burks, Lee, Monteagudo, and Saunders elected to receive their fiscal year 2024 base annual fees of $60,000 in cash. Messrs. Etchart, Mihalik, and Sandfort elected to receive RSU awards in lieu of cash for their base annual fees pursuant to elections made as permitted under the Director Compensation Policy. Mr. Magee elected to receive his fiscal year 2024 base annual fee in cash (50%) and RSUs (50%). The number of shares underlying each director’s RSU award was rounded down to the nearest whole share.
3 Amounts reported under Stock Awards represent the grant date fair value for non-elective RSU awards granted pursuant to the Director Compensation Policy. On December 12, 2023, each director received a non-elective RSU award covering 406 shares of the Company’s common stock. The grant date fair value of approximately $97,000 equals the closing price of the Company’s common stock on the grant date, which was $238.40 multiplied by the number of shares underlying the RSU award. The number of shares underlying each director’s RSU award is rounded down to the nearest whole share. Outstanding RSUs held by each director as of November 1, 2024 are reported in footnotes to Security Ownership of Certain Beneficial Owners and Management table.
4 Amounts represent charitable contributions made by the Company in fiscal year 2024 as designated by non-employee directors pursuant to the Company’s Director Contributions Fund.

The director compensation table above does not include reasonable out-of-pocket expenses (i.e., airfare, hotel, car rental, etc.) incurred by directors that the Company reimburses in connection with in-person attendance at Board and committee meetings, on-site visits to the Company’s offices and facilities, and continuing education such as conferences, coursework and speaking engagements.

BOARD COMMITTEES
CORPORATE GOVERNANCE COMMITTEE

Members: Independent: Meetings held last FY:	Eric P. Etchart (Chair) Daniel T. Carter Trevor I. Mihalik Graciela I. Monteagudo[1] Gregory A. Sandfort Anne G. Saunders All 4
Primary Responsibilities:

• Provides counsel to the Board, including the size and operation of the Board and its standing committees
• Serves as the nominating function of the Board, which includes reviewing and interviewing qualified candidates to serve on the Board
• Oversees and recommends to the Board:
    - structure, composition, and rotation of the committees of the Board
    - trading guidelines for directors, officers and key employees
    - director compensation and benefits policies and practices
• Manages annual board and committee evaluations and assesses the effectiveness of the Board and its committees
• Reviews and considers developments in corporate governance to ensure that best practices are being followed

1    Joined December 11, 2023

Board and Committee Self-Evaluation

The Corporate Governance Committee oversees an annual process of self-evaluation conducted by each committee of the Board and for the Board as a whole, which includes a board evaluation, individual self-evaluations and peer evaluations.

Board Evaluation

The Company conducts an annual comprehensive board self-evaluation to assess the effectiveness of the Board, its committees, and members. The process is coordinated internally by our Corporate Governance Committee in partnership with the Board Chair. The following evaluations are collected via online questionnaire:

1.Audit Committee Self-Evaluation Questionnaire
2.Compensation and People Committee Self-Evaluation Questionnaire
3.Corporate Governance Committee Self-Evaluation Questionnaire
4.Finance Committee Self-Evaluation Questionnaire
5.Individual Director Evaluation Questionnaire
6.Board Self Evaluation Questionnaire
7.Peer Evaluation Questionnaire

Questionnaire responses are shared on an anonymous basis to maximize constructive feedback.

Procedure

In advance of questionnaire deployment, all questionnaires are reviewed and updated by the Corporate Governance Committee, in consultation with the Board Chair and committee chairs. Once the questionnaire responses are collected and analyzed, the Company’s Board (including the CEO) and General Counsel review and discuss the results and any actions to be taken. The purpose of these evaluations is to identify areas where the Board and committees and each of its directors can enhance their performance and effectiveness. Additionally, the evaluations assist in determining whether adjustments are necessary in terms of the Board and committee leadership, composition and expertise. Lastly, the evaluations assist in ensuring that our Board and committees are aligned with our Company values and adhere to our Corporate Governance Guidelines and committee charters.

Nomination Policies and Procedures
The Corporate Governance Committee acts in conjunction with the Board to ensure that a regular evaluation is conducted of succession plans, performance, independence, and of the qualifications and integrity of the Board. The Corporate Governance Committee also reviews the applicable skills and characteristics required of nominees for election as directors. The objective is to balance the composition of the Board to achieve a combination of individuals of different backgrounds and experiences as described more fully below. Although the Board has not established any specific diversity criteria for the selection of nominees other than the general composition criteria noted below, the current Board composition includes four female directors (36% of the Board), one of whom chairs a Board committee, two African-Americans, one Hispanic, four non-U.S. directors (36% of the Board), and one U.S. military veteran.
In determining whether to recommend a director for re-election, the Corporate Governance Committee considers the director’s past attendance at meetings, results of evaluations and the director’s participation in and anticipated future contributions to the Board. A director who will have reached the age of 72 prior to the date of the next annual meeting will be expected to retire from the Board. However, the Board may re-nominate any director for up to three additional years if the Board makes a specific finding that relevant circumstances warrant continued service.

The Corporate Governance Committee evaluates new Board nominees through a series of internal discussions, reviewing available information, and interviewing selected candidates. Generally, candidates for nomination to the Board have been identified and compiled in a database through director networking, professional organizations or suggestions from individual directors or employees. Historically, the Company does not employ a search firm or third party when seeking or evaluating candidates.

The Corporate Governance Committee considers director recruitment and succession planning for the Board at least annually. This review entails consideration of various factors that the Corporate Governance Committee believes to be relevant to ensure that the Board maintains a level of diversity in skills and qualifications, including relevant experience that is appropriate for its oversight and governance responsibilities. The Corporate Governance Committee considers each director’s experience in senior leadership roles and as directors on other public company boards, including service on committees and as committee or board chairs, in addition to age and the tenure of each director on the Board. Beyond a baseline expectation that directors and director nominees will share the Company values and have demonstrated an ability to promote and sustain a strong corporate culture, the Board endeavors to ensure that the mix of skills among existing directors is appropriate for the evolving business and competitive environment of the Company.

Continuing Education and Certifications

To emphasize the importance of continuing education, directors are reimbursed for expenses incurred in connection with attending continuing education programs and conferences and acquiring certain certifications to assist them in remaining abreast of developments in critical issues relating to the operation of public company boards, including environmental, social, and corporate governance. Two directors have earned NACD Directorship Certification, three directors are recognized as NACD Board Leadership Fellows, and one director was included on NACD Directorship 100TM. In addition, various directors completed coursework to strengthen their knowledge and earned certificates as follows:

Subject Matter	Number of Directors
Climate Change	3
Corporate Directorship	3
Cyber-Risk Oversight or Cybersecurity Risk	2
ESG	5
Executive Compensation	1
Skills and Diversity Matrices

The following list of specific skills are among the areas of expertise and experience that the Corporate Governance Committee believes will best serve the Company. The list is updated from time to time and each director’s expertise in these areas is graded on a scale to assess the level of competence that is available to the Board as a whole. The table below presents those areas in which the Board has determined that individual directors have a deep or knowledgeable level of expertise and does not reflect areas in which directors have general experience or familiarity. A particular director may possess other skills, experience, qualifications or attributes even though they are not indicated below. This information is used to assist the Board in ensuring a composition that is aligned with the Company’s current strategy and emerging areas of focus and will guide the Board in identifying the desired skills and experience of future nominees.

DIRECTOR NOMINEES
SKILLS AND EXPERIENCE	Steven A. Brass	Cynthia B. Burks	Daniel T. Carter	Eric P. Etchart	Lara L. Lee	Edward O. Magee, Jr.	Trevor I. Mihalik	Graciela I. Monteagudo	David B. Pendarvis	Anne G. Saunders
Finance			X	X			X		X
Legal, Regulatory, Compliance		X							X
Leadership, Human Capital, Exec. Comp	X	X	X		X	X	X		X	X
Industry: Consumer / Retail Markets	X		X					X		X
Omni-Channel Marketing; Digital	X				X			X		X
International / Global Business	X	X	X	X	X		X	X	X
Operations		X		X		X		X
Innovation					X	X				X
ESG				X		X	X

BOARD DIVERSITY MATRIX (as of November 1, 2024 and based on each director’s self-identification)
Total Number of Directors: 11
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity	4	7

Part II: Demographic Background
African American or Black	1	1
Alaskan Native or Native American
Asian
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	2	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Part III: Non-U.S. Directors (Born Outside the U.S.)	1	3

The Corporate Governance Committee will consider director candidates recommended by stockholders under the same criteria as other candidates described above. Nominations may be submitted by letter addressed to: WD-40 Company Corporate Governance Committee, Attn: Corporate Secretary, 9715 Businesspark Avenue, San Diego, California 92131. Nominations by stockholders must be submitted in accordance with the requirements of the Company’s Bylaws, including submission of such nominations within the time required for submission of stockholder proposals as set forth below under the heading, Stockholder Proposals or Director Nominations for our 2025 Annual Meeting.

AUDIT COMMITTEE

Members: Independent (under Rule 10A-3 under the Exchange Act):	Daniel T. Carter (Chair) Cynthia B. Burks Lara L. Lee Edward O. Magee, Jr. Trevor I. Mihalik Graciela I. Monteagudo[1] David B. Pendarvis All
Primary Responsibilities of Committee:

Provides oversight of the following:

•integrity of financial statements and disclosures
•integrity of audits, reviews and reporting controls
•direct management of independent auditor
•internal audit
•ethics and compliance
•risk management of financial reporting and internal controls
•cybersecurity risks
•management’s earnings guidance

Meetings held last FY:	5

1    Until December 10, 2023

The Board has determined that Mr. Carter and Mr. Mihalik are each an “audit committee financial expert” as defined by SEC regulations and that each member satisfies the requirements for service on the Audit Committee under Rule 5605(c)(2) of the Nasdaq Rules.
FINANCE COMMITTEE

Members: Independent: Meetings held last FY:	Trevor I. Mihalik (Chair) Daniel T. Carter Eric P. Etchart Edward O. Magee, Jr. Graciela I. Monteagudo Gregory A. Sandfort All 4
Primary Responsibilities of Committee:

• Reviews and advises the Board with respect to:

       - Acquisitions and divestitures
       - Investment policy
       - Capital and debt structure
       - Cash and liquidity, including capital expenditures
       - Dividend policy
       - Interest rates and foreign exchange
       - Tax planning
       - Appropriateness of insurable business risks

• Reviews the Company’s annual business plan and long-term financial strategies, objectives and strategic initiatives

COMPENSATION AND PEOPLE COMMITTEE

Members: Independent (and “non-employee directors” under Rule 16b-3 of the Exchange Act): Meetings held last FY:	Anne G. Saunders (Chair) Cynthia B. Burks Lara L. Lee David B. Pendarvis Gregory A. Sandfort All 4
Primary Responsibilities of Committee:

• Reviews the Company’s overall compensation programs and strategies
• Establishes and administers executive compensation programs, including short-term and long-term incentive compensation and setting performance metrics and clawback provisions for such incentive compensation
• Conducts an annual review of and approves the goals and objectives relevant to CEO’s compensation, including a performance evaluation in light of such goals and objectives to determine and approve the CEO’s compensation
• Review strategies related to human capital and talent
management, including recruiting, development and retention, severance arrangements (as applicable), and management succession
• Reviews stockholder voting results on “Say on Pay” and feedback received regarding executive compensation matters

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended August 31, 2024, there were no compensation committee interlock relationships with respect to the Company’s executive officers, members of the Board and/or the Compensation and People Committee as described in Item 407(e)(4)(iii) of Regulation S-K promulgated under the Exchange Act.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE ISSUES

The Company believes that taking an integrated approach to environmental, social and governance (“ESG”) issues enhances the sustainability and growth of our business, creates value, and protects the long-term interests of our stakeholders. Our Board has ultimate authority and has demonstrated its continued commitment to the Company’s performance relative to ESG issues.

The distinguishing hallmark of this Company over many decades has been our commitment to a stated set of positive values that imbue essentially every aspect of our business operations and relationships. Nowhere is that more clearly seen than in the rapidly evolving area of our business that falls under the domain of ESG, which we also refer to as sustainability. We define sustainability as the ability of a business to exist indefinitely. We are committed to operating our business in a manner that will have positive environmental and societal impacts, which will continue to create and protect long-term stakeholder value.

In fiscal year 2018, the Company established a cross-regional, cross-functional Project Team to formally address sustainability topics and provide recommendations to management. In the years following, the Project Team has pursued various objectives focused on strengthening the foundations of our culture, organizational carbon and environmental impact, circular supply chain, and product sustainability.

In fiscal year 2022, the Project Team underwent major structural changes with the formation of the Company’s ESG Squad and Sustainability Committee, which reinforced the direct participation of senior corporate leaders in functional ESG decision making and accountability for ESG performance. These teams pursued objectives focused on establishing emission reduction targets, developing a sustainability lens, increasing our responsible sourcing efforts, and enhancing our people-first philosophy.

In fiscal year 2024, the Board established an ESG Board Advisory Group that meets on an ad hoc basis. This provisional working group composed of four members of our Board with diverse ESG backgrounds was created to provide guidance to the Company on key ESG-related issues. Currently, such issues include setting external targets for carbon reduction in collaboration with the Sustainability Committee (led by management), shaping our overall strategy for sustainable innovation, and strengthening social plans and initiatives of the Company.

The Company expects to publish its third ESG report in November 2024, which will be made available under the “Sustainability” section of our website, https://www.wd40company.com/our-company/corporate-responsibility, where our earlier reports are posted. The 2024 ESG report will summarize progress of the sustainability plan over the past two fiscal years 2023 and 2024, and lay out our sustainability strategy going forward with an emphasis on the next two fiscal years 2025 and 2026. Information on our website, including our ESG report, is not part of this or any other report we file with, or furnish to, the SEC.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages, and current titles of the Company’s executive officers as of August 31, 2024:

Name	Age	Title
Steven A. Brass	58	President and Chief Executive Officer (“CEO”); Director
Sara K. Hyzer	46	Vice President, Finance and Chief Financial Officer (“CFO”)
Phenix Q. Kiamilev	45	Vice President, General Counsel and Corporate Secretary
Jeffrey G. Lindeman	61	Vice President, Chief People, Culture and Capability Officer (“Chief People Officer”)
William B. Noble	66	Group Managing Director
Patricia Q. Olsem	57	Division President, Americas
Mr. Brass joined the Company in 1991 as International Area Manager at the Company’s U.K. subsidiary, WD-40 Company Limited, and has since held several management positions including Country Manager in Germany, Director of Continental Europe, European Sales Director, and European Commercial Director. He then served as Division President, Americas of the Company, from 2016 until 2019, when he was promoted to President and Chief Operating Officer. In March 2022, Mr. Brass was appointed to the Board and, effective September 1, 2022, Mr. Brass serves as CEO and President.
Ms. Hyzer joined the Company in August 2021 as Vice President, Global Finance Strategy. She was then named Vice President, Finance, Treasurer, and Chief Financial Officer, effective November 1, 2022. In connection with her promotion, she assumed the responsibility for global information technology strategy, and in January 2023, she relinquished the title and responsibility of Treasurer. Before joining the Company, Ms. Hyzer served over 20 years at PricewaterhouseCoopers LLP, during the last six years of which she served as an audit partner for publicly traded and privately held companies in industries, including consumer products and life sciences. Ms. Hyzer is a Certified Public Accountant in California (Inactive).
Ms. Kiamilev joined the Company in May 2021 as Vice President, Legal, and was appointed General Counsel and Corporate Secretary in December 2021. From 2019 to 2021, Ms. Kiamilev served as Vice President, Legal, and General Counsel of Kyriba Corp. and held other legal roles from 2014 to 2019. Ms. Kiamilev also served as in-house counsel for Active Network, LLC after practicing law at Luce, Forward, Hamilton & Scripps LLP (currently Dentons US LLP). Ms. Kiamilev is a licensed attorney in the State of California.
Mr. Lindeman serves as the Company’s chief human resources officer. He joined the Company in 2016 and has held management positions within the Company’s EMEA segment, including director of human resources, information technology, supply chain and finance. In December 2020, he was named Vice President, Global Organizational Development of the Company. He was then promoted to his current position, Chief People, Culture and Capability Officer, in November 2022. Prior to joining the Company, Mr. Lindeman worked as the senior director of talent and engagement for San Diego International Airport from 2006 to 2016.
Mr. Noble joined the Company’s Australian subsidiary, WD-40 (Australia) Pty. Limited, in 1993 as International Marketing Manager for the Asia Region. He was then promoted to Managing Director, EMEA and appointed as a Director of the Company’s U.K. subsidiary, WD-40 Company Limited, in 1996. Effective November 1, 2022, Mr. Noble was promoted to Group Managing Director.
Ms. Olsem joined the Company in 2005 and has held various senior management positions including, Vice President Americas Innovation Development Group, Senior Vice President Marketing and Innovation of the Americas, and Senior Vice President and General Manager of the U.S. She was promoted to her current position as Division President, Americas in 2019.
All executive officers hold office at the discretion of the Board. There are no family relationships between any executive officer and any member of the Board. There are no pending litigation or proceedings involving the Company’s officers.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) addresses the philosophy, policies, programs, processes, and decisions of the Compensation and People Committee (the “Committee”) with respect to compensation for the Company’s Named Executive Officers (the “NEOs”). During fiscal year 2024, the Company’s NEOs were as follows:
•Steven A. Brass, President and CEO
•Sara K. Hyzer, Vice President, Finance, and CFO
•Jeffrey G. Lindeman, Vice President, Chief People Officer
•William B. Noble, Group Managing Director*
•Patricia Q. Olsem, Division President, Americas

* All NEOs are employees of the Company, except for Mr. Noble, who is an employee of WD-40 Company Limited, a wholly owned United Kingdom (“U.K.”) subsidiary of the Company.

Our Executive Compensation Programs Incorporate Strong Governance Features

•No Employment Agreements with Executive Officers (except as required in the U.K.)	•Executive Officers are Subject to Stock Ownership Guidelines

•No Supplemental Executive Retirement Plans for Executive Officers	•Executive Officers are Prohibited from Hedging or Pledging Company Stock

•Long-Term Incentive Awards are Subject to Double-Trigger Vesting upon Change of Control	•No Backdating or Re-Pricing of Equity Awards

•Annual and Long-Term Incentive Programs Provide a Balanced Mix of Goals for Profitability, Growth and Total Stockholder Return Performance	•Financial Goals for Performance-Based Equity Awards Never Reset

• Incentive-based Compensation subject to Clawback Policy	•Independent Compensation Consultant Retained by the Compensation and People Committee of the Board
EXECUTIVE SUMMARY OF EXECUTIVE COMPENSATION DECISIONS AND RESULTS
The compensation structure for the NEOs is composed of three principal elements:

Base Salary	Annual Cash and Equity Incentives:	Long-Term Equity Incentives:
	▪ Growth Reward Program (“GRP”)	▪ Restricted Stock Units (“RSUs”)
	▪ Performance Stock Units (“PSUs”)	▪ Market Share Units (“MSUs”)

Annual incentives are measured based on performance each fiscal year (with GRP payable in cash and PSUs payable in restricted stock) whereas long-term incentives involve a three-year time horizon. RSUs are retention-related equity that vest over three years, and MSUs are long-term, performance-related equity that may vest in three years, depending on the Company’s stock performance. The design of this compensation structure results in a significant portion of NEO-realized compensation being directly tied to Company performance, which is measured predominantly by financial performance and total stockholder return (“TSR”).

Annual Incentive Compensation Overview

GRP

In fiscal year 2024, the Company approved changes to GRP to incorporate additional key global company objectives, including global adjusted net sales and other company-wide strategic performance measures. The details of GRP are described more fully under New Fiscal Year 2024 GRP Design.

To measure NEO performance for the fiscal year 2024 GRP, the Company used the following measures:

GRP Measure	GRP Calculation Description
1. Adjusted Net Sales (Global and Regional)*	Tranche 1 of GRP Calculation
2. Adjusted EBITDA Pre-GRP (Global and Regional)*
3. Strategic Performance Measures
4. Global Adjusted EBITDA Post-GRP	Tranche 2 of GRP Calculation

*     “Global” is defined as the financial metric computed on a consolidated basis, while “Regional” is defined as the financial metric computed for each of the Company’s relevant reporting segments, either the Americas, EIMEA or Asia Pacific.

The measures are calculated in accordance with Tranche 1 and Tranche 2 of GRP Calculations:

▪ Tranche 1 of GRP Calculation is accrued based on the first 3 measures shown above for fiscal year 2024:

♦    “Adjusted Net Sales” is defined as net sales translated using budgeted exchange rates.
♦    “Adjusted EBITDA Pre-GRP” is defined as earnings before interest, income taxes, depreciation (in operating departments), and amortization, which includes amortization of definite-lived intangible assets and cloud computing amortization, translated using budgeted exchange rates and calculated prior to any GRP compensation expense or PSU expense.
♦    Strategic performance measures are further discussed in Growth Reward Program

Prior to fiscal year 2024, Tranche 1 of GRP Calculation was based solely on Global and Regional Adjusted EBITDA Pre-GRP measures. Changes to GRP in fiscal year 2024 resulted in the addition of net sales (global and regional) and strategic performance measures. These changes did not increase the maximum annual opportunity for GRP for which each NEO is eligible, but instead broadened the GRP measures to include other financial metrics and strategic performance.

▪ Tranche 2 of GRP Calculation is accrued based on the 4th measure shown above for fiscal year 2024 and prior years:

“Global Adjusted EBITDA Post-GRP” is a measure used for Tranche 2 of GRP Calculation and based on U.S. Dollar (“USD”) reported results, defined as earnings before interest, income taxes, depreciation (in operating departments), and amortization, which includes amortization of definite-lived intangible assets and cloud computing amortization, calculated after GRP compensation expense is computed for Tranche 1 of GRP Calculation and prior to GRP compensation expense related to Tranche 2 of GRP Calculation and PSU expense.

PSU Awards

In addition to the GRP, the Company continued to grant PSUs, the vesting of which are based on performance benchmarked against current fiscal year EBITDA-based metrics. PSUs represent another incentive to focus on EBITDA growth and further strengthens the pay-for-performance orientation of the Company’s compensation program. Fiscal year 2024 PSU metrics and performance achieved are shown below under Fiscal Year 2024 PSU Attainment by NEO.

PSU awards provide for the vesting of restricted stock, based on level of achievement and up to the total shares granted. Restricted stock issued upon vesting of the PSUs are subject to a restrictive endorsement that prohibits their sale before termination of employment. PSU awards that vest are settled on the third business day following the Company’s public release of its annual earnings for each fiscal year. The Company withholds shares to cover required withholding taxes due to the settlement of vested PSU awards and issues restricted stock, net of shares withheld, which have a value as of the settlement date equal to the required tax withholding obligation.

Long-Term Incentive (“LTI”) Compensation Overview

Consistent with prior years, retention-related equity compensation to NEOs includes RSU awards that typically vest annually over a period of three years after grant, subject to earlier vesting upon the effective date of retirement under certain conditions. Performance-based MSU awards to NEOs promote performance and retention over a longer-term horizon. Depending on the performance of the Company’s stock price against a three-year market return-based measurement period, NEOs may earn MSUs with a three-year vesting cliff (or pro-rata vesting at the end of the applicable measurement period in the event of earlier retirement under certain conditions).

The foregoing compensation structure elements are described in greater detail in subsequent sections in this CD&A.

How The Committee Sets Pay Opportunities

As part of the framework for overall NEO compensation and assessment of compensation for each NEO that takes into account individual and Company performance, the Committee also considers actual and target levels of compensation, short-term and long-term performance periods, labor market data, and peer group executive compensation. The Committee seeks to align individual NEO performance incentives with short-term and long-term Company objectives. The Committee assesses the effectiveness of the established framework for NEO compensation by reviewing each principal element of NEO compensation as well as total compensation in the aggregate. The Committee considers measures of Company performance over multi-year periods, specifically including regional and global measures based on the Company’s Adjusted EBITDA Pre-GRP, and relative Company performance compared to an established peer group of companies and a comparable market index. The Committee also considers the relative achievement of longer-term strategic objectives for which each NEO is accountable. Information regarding NEO strategic objectives is provided in the Executive Officer Compensation Decisions for Fiscal Year 2024 section below under the heading, Base Salary: Process.
FISCAL YEAR 2024 COMPENSATION DECISIONS
Compensation decisions for fiscal year 2024 were made in October 2023 based on individual and Company performance during fiscal year 2023 and a market survey conducted by the Committee’s independent compensation consultant, ClearBridge Compensation Group, LLC (“ClearBridge”).
The following is a summary of decisions made by the Committee for NEO compensation for fiscal year 2024:

•Base salaries were increased from fiscal year 2023 base salary amounts for NEOs as follows: a 3% increase for all executive officers, except for Ms. Olsem, who received a 6.65% increase to recognize her leadership and the performance of the Americas trading bloc in fiscal year 2023. The 3% median increase for NEOs was aligned with the average base salary increase of 3% across the Company. In addition, the base salary increases were determined based on individual factors (e.g., role, performance/contributions) and respective market benchmarks, with fiscal year 2024 salaries within the market ranges reviewed by the Committee.

•Our annual cash incentive plan or GRP in which NEOs participate is described below under the heading, Growth Reward Program. Under GRP, Global and Regional goals related to EBITDA, net sales, and Strategic Performance Measures were established shortly after the beginning of the fiscal year. The Company’s performance as measured against these goals is described in detail below.

•In addition to cash, as part of overall annual incentive compensation, the Company granted a target of 6,637 PSUs to NEOs. See further details in the table under the heading, Fiscal Year 2024 PSU Attainment by NEO.
•In October 2023, in addition to PSUs, the NEOs received the following stock-based awards:

•RSU awards providing for the issuance of a total of 7,824 shares of the Company’s common stock to be earned by continued employment by the Company over a vesting period of three years, subject to earlier vesting upon the effective date of retirement under certain conditions.1 These awards serve a retention purpose together with an incentive to maximize long-term stockholder value through share price appreciation.

•MSU awards subject to performance vesting covering a target number of shares of the Company’s common stock totaling 7,824 shares. If the Company’s TSR over the three-year measurement period matches the return for the Russell 2000 Index, as published by Russell Investments (“Index”), the target number of shares of the Company’s common stock would vest and be issued to the NEOs. The actual number of shares to be issued to the NEOs will be from 0% to 200% of the target number of shares depending upon the Company’s TSR compared to the return for the Index.2

•Equity awards for fiscal year 2024 varied among the NEOs based on labor market compensation practices specific to the region of employment, relative achievement of individual performance measures and goals established for each
1    For a more complete description of the RSU awards, refer to the Executive Officer Compensation Decisions section below under Restricted Stock Unit or RSU Awards.
2    For a more complete description of the MSU awards, refer to the Executive Officer Compensation Decisions section below under Market Share Unit or MSU Awards.

NEO, individual market data based on role and responsibilities, as well as Company performance for fiscal year 2024 in areas over which each NEO had direct influence.

The Committee considered the results of advisory Say-on-Pay votes in its decision-making for executive compensation of the NEOs and concluded that no significant changes in executive compensation decisions and policies are warranted due specifically to Say-on-Pay vote outcomes. For additional details on Say-on-Pay results, please refer to Item No. 2 Advisory Vote to Approve Executive Compensation (“Say-on-Pay”) above.
GOVERNANCE OF EXECUTIVE OFFICER COMPENSATION PROGRAM

The Committee’s primary purpose is to establish the compensation and benefit arrangements for our CEO, other NEOs, and executive officers of the Company, on behalf of the Board. The Committee is responsible for developing and reviewing the Company’s overall executive compensation strategy, with support from management and consultants. As noted earlier, for fiscal year 2024 executive compensation decisions, the Committee engaged ClearBridge, an independent compensation consulting firm. The Committee is also responsible for administering the Company’s equity compensation plans.
The Committee operates pursuant to a charter that outlines its responsibilities, including evaluating the performance and approving annual compensation and benefits for the Company’s executive officers. A copy of the Compensation and People Committee Charter (“Compensation Charter”), which is reviewed annually, can be found on the Company’s website at http://investor.wd40company.com in the “Corporate Governance” section.
PROCESS FOR EVALUATING EXECUTIVE OFFICER PERFORMANCE AND COMPENSATION

In setting compensation for NEOs, the Committee receives input from the CEO concerning each of the other NEOs and a report of the Company’s financial results for the past fiscal year relative to the Company’s performance measures. The CEO makes recommendations regarding base salary and incentive compensation for each of the other NEOs. The Committee considers the input, results, recommendations and other factors in making its final determination as to each NEO’s compensation, including ClearBridge’s specific pay recommendation for the CEO.

The Committee also works with the Company’s Human Resources function in carrying out its responsibilities, and the Vice President, Chief People, Culture and Capability Officer serves as management’s primary liaison with the Committee. From time to time, the Committee will also direct management to work with ClearBridge in providing proposals, program design, and compensation recommendations. ClearBridge provides advice and information relating to executive compensation and benefits each year. For fiscal year 2024, ClearBridge assisted the Committee in the evaluation of executive base salary, cash incentives, equity incentive design and award levels. ClearBridge reports directly to the Committee and provides no services to management. In October 2024, the Committee assessed the independence of ClearBridge based on SEC rules, the independence factors established by the NASDAQ, and other factors. As a result of its assessment, the Committee concluded that ClearBridge’s work raised no conflict of interest currently or during the fiscal year ended August 31, 2024.
EXECUTIVE COMPENSATION PHILOSOPHY AND FRAMEWORK
COMPENSATION OBJECTIVES
The Company’s compensation program for executive officers is designed to achieve five primary objectives:
1.Attract, motivate, reward and retain high performing executives;
2.Align the interests and compensation of executives with the value created for stockholders;
3.Create a sense of motivation among executives to achieve both short- and long-term Company objectives;
4.Create a direct, meaningful link between business and team performance and individual accomplishment and rewards; and
5.Ensure our compensation programs are appropriately competitive in the relevant labor markets.
TARGET PAY POSITION / MIX OF PAY
The Company’s compensation program consists primarily of base salary, annual cash and equity incentives, and long-term oriented equity awards. The Committee considers multiple factors when establishing target total compensation opportunities for executive officers (including base salary, target cash incentive compensation, and RSU, PSU and MSU equity awards). Specifically, compensation is determined considering internal factors (including, but not limited to, individual performance, complexity of job function, length of time within the position and anticipated contribution) as well as external market data. When using external market data, the Committee does not target a specific pay positioning. Instead, the Committee reviews the full range of market data, with a specific focus on market 50th percentile of total compensation as a reference point. The Committee then assesses internal factors for each executive officer, which results in final total target pay levels above or below the market 50th percentile, depending on the Committee’s individual assessment. Based on recent market analysis, executive officer target pay levels generally fall between the 25th and the 50th percentiles on average, with variability by individual. Actual compensation will vary from target based on the Company’s incentive compensation plan designs, which consider the Company’s performance. This approach is consistent with the Committee’s historic approach to assessing market data and setting target pay levels (i.e., considering a holistic assessment of relevant internal and external considerations, on an individual case-by-case basis).

The mix of pay for executive officers is intended to provide significant incentives to drive overall Company performance and increased stockholder value. This mix consists of Salary and All Other Compensation amounts as reported in the Summary Compensation Table under Executive Compensation below, maximum possible values for RSUs, MSUs and PSUs (collectively, “Stock Awards”) as reported in the table in footnote 1 to the Summary Compensation Table, maximum possible non-equity incentive plan compensation amounts as reported in the Grants of Plan-Based Awards table under Executive Compensation below, and when applicable, bonus. The total of these maximum possible compensation amounts for NEOs is referred to as “Total Compensation Opportunity.” In the charts below, the Total Compensation Opportunity for the CEO, and for all other NEOs in the aggregate, has been divided among elements of compensation that are considered at risk (MSUs, tied to longer term relative stockholder return, and PSUs and GRP, tied to current fiscal year financial performance), and those elements that are not performance-based and not considered at risk (Salary, All Other Compensation and RSUs). Approximately 72% of the CEO’s Total Compensation Opportunity for fiscal year 2024 was at risk while approximately 62% of the Total Compensation Opportunity for fiscal year 2024 for the other NEOs was at risk.
CEO Compensation
Other NEO Compensation (Aggregate)

COMPENSATION BENCHMARKING
Before making fiscal year 2024 compensation decisions in October 2023, the Committee examined the executive compensation practices of a peer group of 14 publicly traded companies to assess the competitiveness of the Company’s executive compensation. Peer group companies were selected from a list of U.S. headquartered companies having net sales, earnings, and market capitalization reasonably comparable to the Company and doing business in the specialty chemical industry or selling branded consumer products globally (with a focus on companies that sell through multiple channels).
The 14 peer group companies used in the analysis for fiscal year 2024 compensation decisions were as follows:

•American Vanguard Corporation	•Livent Corporation**
•Balchem Corporation	•Olaplex Holdings, Inc.*
•Beyond Meat, Inc.*	•Prestige Consumer Healthcare Inc.
•Chase Corporation	•Sensient Technologies Corporation
•e.l.f. Beauty, Inc.*	•The Vita Coco Company, Inc.*
•Hawkins, Inc.	•XPEL, Inc.
•Ingevity Corporation	•YETI Holdings, Inc.*

* One of five new companies added to the peer group list that more closely meets the peer group criteria.
** Effective January 4, 2024, a merger transaction between Livent Corporation and Allkem Limited resulted in the creation of Arcadium Lithium plc.

The five companies removed from last fiscal year’s peer group because they no longer closely met the peer group criteria were Dorman Products, Inc., Innospec Inc., Quaker Chemical Corporation, Stoneridge, Inc., and USANA Health Sciences, Inc.

In addition to peer group data, the Committee considered general industry company survey data provided by Korn Ferry Hay Group, a global management consulting firm. The Committee applied these data sources to establish the market median level of compensation for each executive officer position.
EXECUTIVE OFFICER COMPENSATION DECISIONS FOR FISCAL YEAR 2024
BASE SALARY: PROCESS

Base salaries for executive officers, including NEOs, are approved by the Committee effective for the beginning of each fiscal year. In setting base salaries, the Committee normally considers the base salary range prepared by its independent compensation consultant based on each NEO’s job responsibilities and the market data. Base salary adjustments, if any, are based on factors such as individual performance, position, current pay relative to the market, future anticipated contribution and the Company’s merit increase budget. Assessment of individual performance follows a rigorous evaluation process, including self-evaluation and the establishment of annual goals for each executive officer and an assessment of the achievement thereof. Individual performance elements considered in this process included individual and Company performance goals and achievements in such areas as growth, leadership, ESG (with an emphasis on sustainability), earnings and governance for Mr. Brass; governance and cybersecurity risk, financial compliance, forecasting and financial reporting for Ms. Hyzer; business unit performance, teamwork, execution and growth for Mr. Noble and Ms. Olsem; and global human resources including maintaining a strong and high performing organizational culture as an employer of choice, and coordination of global strategy for supply chain and quality for Mr. Lindeman.
BASE SALARY: FISCAL YEAR 2024
In October 2023, base salary increases for executive officers for fiscal year 2024 were approved as follows: a 3% increase from fiscal year 2023 for all executive officers, except for Ms. Olsem, who received a 6.65% increase to recognize her leadership and the performance of the Americas trading bloc in fiscal year 2023.

ANNUAL INCENTIVE COMPENSATION: FISCAL YEAR 2024
Growth Reward Program (“GRP”):

New Fiscal Year 2024 GRP Design

The Company uses its GRP to align executive officer compensation to the Company’s financial performance. Prior to fiscal year 2024, GRP focused entirely on EBITDA-based performance goals. For fiscal year 2024, the Company changed its GRP design to enhance GRP alignment with the Company’s business and compensation objectives, which include the following:

•Alignment with Our Strategic Framework: Furthering alignment of GRP and the Company’s long-term strategic goals.
•Recognition of Sustainable Growth: Measuring and rewarding growth and achievement over time and acknowledging the long-term impact of employee contributions.
•Enhanced Clarity: Enhance visibility into how employee actions and behaviors align with our strategic framework.
•Incentivizing Top- and Bottom-Line Performance: Placing further incentive and focus on growth, while maintaining strong focus on profitability.

Given the above objectives, the Company adjusted GRP performance metrics to motivate, incentivize and reward for additional key company objectives, while maintaining a significant focus on Global Adjusted EBITDA Post-GRP. Specifically, the GRP design for fiscal year 2024 included the following metrics:

NEOs: Brass, Hyzer, and Lindeman	GRP %	NEO: Noble and Olsem	GRP %
Global Adjusted EBITDA Post-GRP	35%	Global Adjusted EBITDA Post-GRP	35%
Global Adjusted EBITDA Pre-GRP	15%	Regional Adjusted EBITDA Pre-GRP	15%
Global Adjusted Net Sales	35%	Regional Adjusted Net Sales	35%
Strategic Performance Measures	15%	Strategic Performance Measures	15%

Brass, Hyzer, and Lindeman
35%
15%
35%
15%
Global Adjusted EBITDA Post-GRP
Global Adjusted EBITDA Pre-GRP
Global Adjusted Net Sales
Strategic Performance Measures

The fiscal year 2024 performance metrics align with the Company’s stated business and compensation objectives as follows:

•Global Adjusted EBITDA Post-GRP: Continuing to recognize its significance in our growth journey measured globally.
•Adjusted Net Sales: Emphasizing the importance of sales generation measured two ways, both global and tied to area of influence.
•Adjusted EBITDA: Tied to area of influence adjusting for impacts of foreign currency which is outside of those individual’s control.
•Strategic Performance Measures: Focusing on multi-year/longer-term initiatives and outcomes crucial for developing the capabilities necessary to achieve our long-term strategy.

2024 GRP Opportunity by NEO

Each NEO has an individual GRP opportunity that is set based on an assessment of internal factors (e.g., role, individual performance, etc.) as well as the results of peer group market studies. Depending upon actual GRP performance, the maximum GRP opportunities for each NEO for fiscal year 2024 are as follows:

Named Executive Officer	Maximum Annual Opportunity as % of Salary
Steven A. Brass	200%
Sara K. Hyzer	110%
Jeffrey G. Lindeman	100%
William B. Noble	110%
Patricia Q. Olsem	110%

Target and maximum payouts for NEOs for the fiscal year 2024 GRP are disclosed below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2024.

GRP Financial Performance Goals, Weightings and Results

Each year the Company develops an operating plan which supports its long-term financial and growth goals and is consistent with its strategic plans and imperatives. The annual operating plan is submitted to the Board for alignment and approval in the first fiscal quarter of each new fiscal year. All of the financial performance goals are components assessed by the Board to be the most critical required outcomes which support achievement of the approved operating plan. Consistent with its pay-for-performance compensation philosophy, the Board aligns NEO variable compensation with achievement of these performance goals.

The following table sets forth the fiscal year 2024 GRP payout weightings and the minimum and maximum goals for the performance measures applicable to each of the NEOs. In computing the financial results to be measured against the goals established for various performance measures, the Company may exclude certain expenditures as approved by the Committee. For fiscal year 2024, no such exclusions were applicable. The financial goals are set based on earnings growth and sales growth over the prior fiscal year to maintain a strong pay-for-performance orientation.

	Steven A. Brass			Minimum Goal	Maximum Goal
	Sara K. Hyzer			FY 2024	FY 2024
Performance Measure	Jeffrey G. Lindeman	William B. Noble[1]	Patricia Q. Olsem	($ thousands)	($ thousands)
Global Adjusted Net Sales	35%	N/A	N/A	$536,777	$618,628
Global Adjusted EBITDA Pre-GRP	15%	N/A	N/A	$100,174	$124,025
Regional Adjusted Net Sales (EIMEA)	N/A	35%	N/A	$190,358	$216,170
Regional Adjusted EBITDA Pre-GRP (EIMEA)	N/A	15%	N/A	$44,300	$51,187
Regional Adjusted Net Sales (Americas)	N/A	N/A	35%	$266,827	$309,758
Regional Adjusted EBITDA Pre-GRP (Americas)	N/A	N/A	15%	$65,646	$81,793
Global Adjusted EBITDA Post-GRP	35%	35%	35%	$99,904	$107,904
Strategic Performance Measures	15%	15%	15%	N/A	N/A
1 EIMEA amounts have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2024 of $1.26 per GBP.

The following table sets forth the fiscal year 2024 performance and percentage achievement for each GRP performance measure applicable to each NEO.

Performance Measure	Actual FY 2024 ($ thousands)	% Achievement of Maximum Annual Opportunity
Global Adjusted Net Sales	$585,147	39.4%
Global Adjusted EBITDA Pre-GRP	$119,342	82.8%
Regional Adjusted Net Sales (EIMEA)	$215,520	95.0%
Regional Adjusted EBITDA Pre-GRP (EIMEA)	$57,441	100.0%
Regional Adjusted Net Sales (Americas)	$280,934	21.9%
Regional Adjusted EBITDA Pre-GRP (Americas)	$73,044	38.5%
Global Adjusted EBITDA Post-GRP	$108,567	100.0%
Strategic Performance Measures	N/A	31.0%
1 EIMEA amounts have been converted from Great Britain pounds sterling (“GBP”) at an average annual exchange rate for fiscal year 2024 of $1.26 per GBP.
Strategic Performance Measures

For fiscal year 2024, 15% of the GRP is tied to Strategic Performance Measures. The measures are a mix of qualitative and quantitative measures that focus on executing our long-term strategy, improving our operating performance, and aligning individual initiatives with Company performance, which varies by NEO. Specifically, the Strategic Performance Measures were adopted to align with our Four-by-Four Strategic Framework, which is based on the following pillars:

In the context of our Four-by-Four Strategic Framework, each NEO was measured against certain strategic initiatives aligned with their ability and potential to drive long-term financial, strategic, or operational performance. Provided below are the categories of initiatives for our NEOs (“Strategic Performance Measures”):

•Adjusted EBITDA Pre-GRP expansion (total company and respective business functions, varying by NEO), to incentivize profitability and improve efficiency
•New geographic business expansion to enable future, long-term growth
•Employee satisfaction and engagement to ensure our culture remains a competitive advantage

•Establishing a Company Environmental, Social and Governance (“ESG”) strategy and framework
•Effective adoption of the organization’s new enterprise resource plannings system and its associated applications

The Strategic Performance Measures were determined by management and the Board to be initiatives critical to long-term financial growth, which could be objectively measured.

Fiscal Year 2024 GRP Attainment by NEO

The Committee reviewed the Company’s fiscal year 2024 performance and certified the relative attainment of each GRP performance measure and relative achievement of Strategic Performance Measures to calculate the amount earned by each NEO. On October 3, 2024, the Committee approved payment of the following GRP amounts to NEOs for fiscal year 2024 performance:

Named Executive Officer	Title	FY 2024 Annual Maximum Opportunity (As % of Salary)	FY 2024 Incentive Compensation Paid ($)	FY 2024 Actual Incentive Compensation (As % of Annual Maximum Opportunity)
Steven A. Brass	CEO	200%	$829,340	65%
Sara K. Hyzer	CFO	110%	$237,622	64%
Jeffrey G. Lindeman	Chief People Officer	100%	$212,942	66%
William B. Noble	Group Managing Director	110%	$348,696	89%
Patricia Q. Olsem	Division President, Americas	110%	$235,676	56%
Fiscal Year 2024 PSU Attainment by NEO

The Company granted PSUs tied to established Global Adjusted EBITDA performance targets for fiscal year 2024, as outlined below:

Global Adjusted EBITDA[1]	Applicable Percentage
≥ $108,396,000	100%
$102,764,000	5%
< 102,764,000	0%

1     Global Adjusted EBITDA for purposes of PSU achievement is calculated after both tranches of fiscal year GRP compensation expense are accrued. If Global Adjusted EBITDA exceeds the performance target set at 5%, then the Applicable Percentage is determined on a straight-line basis from the implied zero percentage achievement level of $102,467,000 to the maximum 100% Applicable Percentage achievement level.

The Company achieved $103,434,000 in Global Adjusted EBITDA after GRP compensation expense was accrued, which resulted in an Applicable Percentage of 16.3% for fiscal year 2024. Accordingly, 16.3% of PSU awards granted to the NEOs in October 2023 vested as shown in the Grants of Plan-Based Awards – Fiscal Year 2024 table below in the Executive Compensation section.

LONG-TERM INCENTIVE (“LTI”) COMPENSATION

Equity compensation is a critical component of the Company’s efforts to attract and retain executives and key employees, encourage employee ownership in the Company, link pay with performance and align the interests of executive officers with those of stockholders. To provide appropriately directed incentives to our executive officers, the Company grants awards of RSUs and MSUs. Equity awards for fiscal year 2024 were granted to NEOs in October 2023, pursuant to the Company’s A&R 2016 Stock Incentive Plan, and were allocated equally between RSUs and MSUs (50% of target grant value for each NEO).

The principal attributes and benefits of equity awards for executive officers are as follows:
•RSU awards provide for annual vesting over three years from the grant date, subject to earlier vesting upon the effective date of retirement under certain conditions.

•MSU awards provide for performance-based vesting tied to the Company’s TSR over a performance measurement period of three fiscal years beginning with the fiscal year in which the awards are granted and ending on August 31st of the third year. The change in the value of the Company’s common stock assumes the reinvestment of dividends and compares the Company’s TSR against the Index.

•RSU and MSU awards provide for the issuance of shares of the Company’s common stock upon vesting.

•The Company believes an equal mix of RSUs and MSUs is appropriate in order to balance direct alignment with stockholders, incentivize out performance on a relative basis vs. the market, encourage long-term stock ownership, and promote executive retention.
The Board recognizes the potentially dilutive impact of equity awards. Accordingly, the Company’s equity award practices are designed to balance the impact of dilution and the Company’s need to remain competitive by recruiting, retaining, and providing incentives for high-performing employees.
Restricted Stock Unit or RSU Awards

RSU awards provide for the issuance of shares of the Company’s common stock upon vesting provided that the employee remains employed with the Company on the applicable vesting date (except for termination of employment due to death or disability or, upon certain conditions, vesting upon retirement as noted below). Except as otherwise noted, RSU awards vest annually over three years from the grant date, with approximately 1/3 vesting on each of the vesting dates. The vesting date each year is the third business day following the Company’s public release of its annual earnings for the fiscal year, but not later than November 15.

Award Agreements provide that for employees who retire from the Company after reaching age 65, or employees who retire from the Company after reaching age 55 and have been employed by the Company for at least 10 years, unvested RSUs will vest upon the effective date of retirement, provided at least one-year prior written notice of retirement is given by the employee.
Payment of required withholding taxes due to the vesting of RSU awards is covered through withholding of shares by the Company. The Company issues a net number of RSU shares after withholding shares having a value as of the vesting date, or as of the date of issuance in the case of death, disability or retirement, equal to the required tax withholding obligation.
Market Share Unit or MSU Awards
MSU awards provide for vesting over a performance measurement period of three fiscal years commencing with the fiscal year in which the MSU awards are granted (the “MSU Measurement Period”). The performance provisions of MSU awards are based on relative TSR for the Company over the MSU Measurement Period compared to the total return of the Index. To compute the relative TSR for the Company compared to the return for the Index, dividends paid are treated as reinvested as of the ex-dividend date for each declared dividend.
The Applicable Percentage of the Target Number of shares is determined for NEOs based on the percentage point difference between the TSR for the Company compared to the return for the Index (the “Relative TSR”) as set forth in the table below:

Relative TSR (percentage point difference)	Applicable Percentage
≥ 20%	200%
15%	175%
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
<-10%	0%

The Applicable Percentage is determined on a straight-line sliding scale from the minimum 50% Applicable Percentage achievement level to the maximum 200% Applicable Percentage achievement level. To determine the TSR for the Company and the return for the Index, the beginning and ending values for each measure is determined by taking the average closing price on all market trading days within the 90 calendar days prior to the beginning of the fiscal year for the beginning of the MSU Measurement Period and all market trading days within the 90 calendar days prior to the end of the third fiscal year of the MSU Measurement Period.

Except as otherwise provided with respect to vesting upon death, disability or retirement, employees must remain employed with the Company until the date on which the Committee certifies achievement of the requisite performance provided for in the MSU Award Agreement. Payment of required withholding taxes due to the settlement of an MSU award, if any, is covered through withholding of shares by the Company. The Company issues a net number of MSU shares after withholding shares having a value on the Settlement Date equal to the required tax withholding obligation.
In the event of a Change in Control (as defined in the A&R 2016 Stock Incentive Plan), the MSU Measurement Period will end as of the effective date of the Change in Control and the ending values for calculating the TSR for the Company and the return for the Index will be determined based on the closing price of the Company’s common stock and the value of the Index, respectively, immediately prior to the effective date of the Change in Control. The Applicable Percentage will be applied to a proportionate amount of the Target Number of MSUs based on the portion of the Measurement Period elapsed as of the effective date of the Change in Control. The NEO will receive RSUs for the portion of the Target Number of MSUs to which the Applicable Percentage is not applied. Those RSUs will time vest, subject to rights under the NEO’s Change of Control Severance Agreement, as of the Settlement Date.

BENEFITS AND PERQUISITES

Except for Mr. Noble (an employee of the Company’s U.K. subsidiary), the NEOs are provided with standard health and welfare benefits and the opportunity to participate in the Company’s 401(k) Plan, similar to those generally offered to other Company employees. U.S.-based executive officers and other employees have the right to invest the Company’s contributions to the 401(k) Plan in shares of the Company’s common stock as an alternative to other investment choices available under the Plan. For Mr. Noble, the Company provides compensation in lieu of contributions to a local retirement program for which he is eligible due to unfavorable taxation applicable to such contributions.

The Company also provides leased vehicles or a vehicle allowance to its executive officers and private health insurance for Mr. Noble in excess of coverage available to other employees of the U.K. subsidiary. The costs associated with the perquisites and other personal benefits provided to the NEOs are included in the Summary Compensation Table below and separately identified for fiscal year 2024 in the footnote disclosure of such perquisites and other personal benefits.
The Committee considers the cost of the foregoing health and welfare benefits and perquisites in connection with its approval of the total compensation package for our NEOs. All such costs are considered appropriate in support of the Committee’s objective of attracting and retaining high caliber executive officers because they are common forms of benefits and perquisites offered to executives, who expect and compare them to competing compensation packages.
POST-EMPLOYMENT OBLIGATIONS
The Company has change of control severance agreements with each of the NEOs. The specific terms of the agreements are described below under the heading, Change of Control Severance Agreements. In establishing the terms and conditions of these agreements, consideration was given to including severance compensation in the event of termination of employment without cause (or for good reason) without regard to a change of control of the Company. No such provisions were included, and severance compensation is payable only following a “double-trigger”: termination of employment without “cause” or for “good reason” within two years following a “change of control” of the Company (as defined in these agreements).
The Committee believes that the change of control severance agreements help ensure the best interests of stockholders by fostering continuous employment of key management personnel. As is the case in many public companies, the possibility of an unsolicited change of control exists. The uncertainty among management that can arise from a possible change of control can result in the untimely departure or distraction of key executive officers. Reasonable change of control severance agreements reinforce continued attention and dedication of executive officers to their assigned duties and support the Committee’s objective of retaining high quality executives.

OTHER COMPENSATION POLICIES
EXCHANGE ACT RULE 10b5-1 TRADING PLANS AND INSIDER TRADING GUIDELINES
A description of the Company’s insider trading policies applicable to our executive officers is included above in this Proxy Statement under Insider Trading Policy – Prohibited Hedging Transactions.
EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

The Board believes that the stock ownership guidelines serve to improve alignment of the interests of our executive officers and the Company’s stockholders. Effective October 2023, the Committee increased the guidelines for executive officer ownership of the Company’s common stock, and the multiple of current base salary for each position is shown in the table below. Under the guidelines, each executive officer will be expected to attain, within a period of five years from the later of: (i) hire date as an executive officer, (ii) date that employee becomes an executive officer, or (iii) date of change that requires higher ownership level, and to maintain thereafter, equity ownership in the Company at the following levels or higher:

	2016 Guidelines	2023 Guidelines	Compliant as of
Position	Multiple of Current Base Salary	Multiple of Current Base Salary	11/1/2024?
CEO	5x	6x	Yes
CFO	2x	3x	Yes
Other executive officers	1x	2x	Yes
Compliance is determined using the current aggregate market value of (i) shares of the Company’s common stock owned, (ii) unvested RSUs, and (iii) if applicable, shares underlying vested equity awards.

CLAWBACK POLICY

On June 19, 2023, the Board, in accordance with the recommendation of the Committee, adopted a clawback policy, which became effective October 2, 2023. The clawback policy applies to current and former executive officers of the Company as defined in Rule 10D‑1(d) under the Exchange Act and is administered by the Committee.

In the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (each a “restatement”), the Company shall recover erroneously awarded incentive-based compensation from its officers. The recovery of such compensation applies regardless of (i) whether an officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement, and (ii) whether or when the Company files restated financial statements.

TAX CONSIDERATIONS
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation payable in any tax year to certain covered executive officers. Section 162(m) generally provides that a company covered by the statute cannot deduct compensation paid to its most highly paid executive officers to the extent that such compensation exceeds $1 million per officer per taxable year.
While the Committee will always seek to maximize the deductibility of compensation paid to the Company’s executive officers, the Committee provides total compensation to the executive officers in line with competitive practice, the Company’s compensation philosophy, and the interests of stockholders. Therefore, the Company presently pays some compensation to its executive officers that may not be deductible under Section 162(m) and it is anticipated that the Company will continue to do so.
ACCOUNTING CONSIDERATIONS
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for share-

based payment awards made to employees and directors, including restricted stock awards and performance-based awards, based on the grant date fair value of these awards. Depending upon the type of performance conditions applicable to performance-based awards, ASC Topic 718 may require the recording of compensation expense over the service period for the award (usually, the vesting period) based on the grant date value (such as for our MSUs) or compensation expense may be recorded based on the expected probability of vesting over the vesting period, subject to adjustment as such probability may vary from period to period (such as for our PSUs). This calculation is performed for accounting purposes and amounts reported in the compensation tables below are based on the compensation expense expected to be recorded over the vesting periods for the awards, determined as of the grant date for the awards. In the case of our MSUs, the grant date values fix the compensation expense to be recorded over the vesting period. These amounts are reported even though our executive officers may realize more or less value from their MSU awards depending upon the actual level of achievement of the applicable performance measure. In the case of our PSUs, no value is included in the Summary Compensation Table or in the table under Grants of Plan-Based Awards – Fiscal Year 2024 because ASC Topic 718 requires that we assess the probability of vesting of the PSUs as of the grant date. As of the grant date, we did not consider it probable that the PSUs would become vested even though it was possible that our executive officers would receive shares upon vesting of the PSUs following the end of the fiscal year upon achievement of the applicable performance measure.

COMPENSATION AND PEOPLE COMMITTEE REPORT
The Compensation and People Committee of WD-40 Company’s Board of Directors (the “Board”) has reviewed and discussed with management of the Company the Compensation Discussion and Analysis included in this Proxy Statement and the Company’s annual report on Form 10-K for the fiscal year ended August 31, 2024, and, based upon that review and discussion, recommended to the Board that it be so included.
Compensation and People Committee
Anne G. Saunders (Chair)
Cynthia B. Burks
Lara L. Lee
David B. Pendarvis
Gregory A. Sandfort

EXECUTIVE COMPENSATION
As August 31, 2024, none of our executive officers has an employment agreement or other arrangement, whether written or unwritten, providing for a term of employment or compensation for services rendered other than under specific arrangements, plans or programs described herein.
For fiscal year 2024, our executive officers received compensation benefits for services rendered in fiscal year 2024 as more fully described and reported in the CD&A section of this Proxy Statement and in the compensation tables below. Total cash compensation for fiscal year 2024, comprised of annual salary and earned GRP, was 40% of total compensation for our CEO and 48% to 69% of total compensation for the other NEOs.
SUMMARY COMPENSATION TABLE
The following table shows information for the three fiscal years ended August 31, 2024, August 31, 2023, August 31, 2022 concerning the compensation of our CEO, our CFO, and the three most highly compensated executive officers other than the CEO and CFO as of the end of fiscal year 2024 (collectively, “NEOs”):

Name and Principal Position(s)	Year	Salary[1]	Stock Awards[2]	Non-Equity Incentive Plan Compensation[3]	All Other Compensation[4]	Total
Steven A. Brass	2024	$640,800	$2,073,161	$829,340	$116,873	$3,660,174
CEO	2023	$600,000	$1,394,168	$355,809	$108,676	$2,458,653
	2022	$457,583	$825,029	$96,091	$101,180	$1,479,882
Sara K. Hyzer[5]	2024	$336,420	$521,784	$237,622	$103,828	$1,199,654
CFO	2023	$315,000	$321,417	$103,212	$96,672	$836,301
Jeffrey G. Lindeman[6]	2024	$320,400	$353,415	$212,942	$99,400	$986,157
Chief People Officer	2023	$300,000	$294,663	$89,595	$95,048	$779,306
William B. Noble[7]	2024	$355,224	$276,716	$348,696	$45,378	$1,026,014
Group Managing Director
Patricia Q. Olsem	2024	$382,989	$460,166	$235,676	$119,835	$1,198,666
Division President, Americas	2023	$346,934	$402,050	$145,870	$109,852	$1,004,706
	2022	$330,413	$360,772	$-	$101,075	$792,260

1Salary reported for fiscal years 2023 and 2022 reflects base salary. For fiscal year 2024, base salary paid to each NEOs was as follows: Mr. Brass - $618,000; Ms. Hyzer - $324,450; Mr. Lindeman - $309,000; Mr. Noble - $355,224 (281,946 GBP converted to USD at an average annual exchange rate for fiscal year 2024 of $1.26 per GBP); and Ms. Olsem - $370,000. U.S.-based employees are paid bi-weekly, and during fiscal year 2024, there were 27 instead of the 26 traditional pay periods. Consequently, salary reported for each NEO (except for Mr. Noble) represents their respective base salary and an additional paycheck received during fiscal year 2024.
2Stock Awards other than PSUs for fiscal years 2024, 2023 and 2022 are reported at their grant date fair values. Grant date fair value assumptions and related information is set forth in Note 2, Basis of Presentation and Summary of Significant Accounting Policies under the subsection “Stock-based Compensation” and Note 14, Stock-based Compensation, to the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed on October 21, 2024. Stock Awards consisting of MSUs awarded in fiscal years 2024, 2023 and 2022 are included based on the value of 100% of the target number of shares of the Company’s common stock to be issued upon achievement of the applicable performance measure. Stock Awards consisting of PSUs awarded for fiscal years 2024, 2023 and 2022 are reported as having no value under applicable disclosure rules and ASC Topic 718 due to the lack of any expected probability of vesting of the PSUs as of their respective grant dates, as discussed above in the CD&A section under the heading, Accounting Considerations. For achievement of the highest level of the applicable performance measure for the MSUs granted in fiscal year 2022, the NEOs would have received 200% of the target number of shares. MSU achievement based on performance during the 3-year measurement period ending on August 31, 2024 was 120%. Based on the level of achievement of the applicable performance measure for PSUs granted in fiscal year 2024, NEOs earned 16.3% of target PSUs (and the balance of PSUs was forfeited).
The following table sets forth the amounts that would have been included in Stock Awards for fiscal years 2024, 2023 and 2022 for each of the NEOs based on the grant date fair values and the maximum number of shares targeted to be received under MSU and PSU award agreements.

Named Executive Officer	Year	RSUs	MSUs (Maximum)	PSUs/DPUs (Maximum)	Total Stock Awards
Steven A. Brass	2024	$872,084	$2,203,957	$607,961	$3,684,002
	2023	$627,672	$1,532,992	$589,264	$2,749,928
	2022	$390,025	$870,008	$352,449	$1,612,482
Sara K. Hyzer	2024	$217,874	$550,618	$175,465	$943,957
	2023	$144,706	$353,422	$170,160	$668,288
	2022	$126,567	$282,327	$147,933	$556,827
Jeffrey G. Lindeman	2024	$145,184	$366,914	$151,990	664,088
	2023	$132,661	$324,004	$147,188	$603,853
	2022	$72,933	$122,142	$117,710	$312,785
William B. Noble	2024	$108,937	$275,309	$184,815	$569,061
	2023	$108,571	$265,168	$193,642	$567,382
	2022	$81,236	$181,210	$177,929	$440,375
Patricia Q. Olsem	2024	$188,877	$477,334	$200,134	$866,344
	2023	$181,008	$442,084	$187,346	$810,438
	2022	$170,552	$380,441	$162,931	$713,924
3Amounts reported as Non-Equity Incentive Plan Compensation represent annual cash incentive compensation payouts as described in CD&A section of this Proxy Statement under the heading, GRP. Threshold, target and maximum payouts for each of the NEOs for fiscal year 2024 are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2024.
4All Other Compensation for each of the NEOs includes the following items: (i) employer profit sharing and matching contributions to the Company’s 401(k) Plan, except for Mr. Noble, who received an In Lieu Benefit defined below (“Retirement Benefits”); (ii) dividend equivalent amounts paid to Messrs. Brass and Noble and Ms. Olsem for vested DPUs that will not be settled in shares until termination of employment (“Dividend Equivalents”); (iii) perquisites and benefits which include group life, medical, dental, vision, wellness and other insurance benefits (“Welfare Benefits”); (iv) a taxable payment made to Mr. Noble in lieu of a retirement plan contribution under the U.K. retirement benefit program that would, if contributed to the retirement plan, result in adverse tax consequences to Mr. Noble (“In Lieu Benefit”); and (v) vehicle allowance costs which include lease or depreciation expense, fuel, maintenance and insurance costs, except for Mr. Noble, who received a cash allowance and fuel (“Vehicle Allowance”).
The following table specifies the amounts included in All Other Compensation for fiscal year 2024 for each of the NEOs:

Named Executive Officer	Retirement Benefits	Dividend Equivalents	Death Benefits	Welfare Benefits	Vehicle Allowance	Total All Other Compensation
Steven A. Brass	$56,667	$375	$-	$43,101	$16,730	$116,873
Sara K. Hyzer	$56,667	$-	$-	$26,807	$20,354	$103,828
Jeffrey G. Lindeman	$56,667	$-	$-	$27,539	$15,194	$99,400
William B. Noble	$-	$14,751	$-	$12,144	$18,483	$45,378
Patricia Q. Olsem	$56,667	$308	$-	$43,462	$19,398	$119,835
5Ms. Hyzer was appointed CFO effective November 1, 2022. Accordingly, only her compensation for the fiscal years ended August 31, 2024 and 2023 are presented.

6    Mr. Lindeman was not an NEO for the fiscal year 2022. Accordingly, only his compensation for the fiscal years ended August 31, 2024 and 2023 are presented.

7    Mr. Noble was not an NEO for the fiscal years 2023 or 2022. Accordingly, only his compensation for the fiscal year ended August 31, 2024 is presented. As an employee of the Company’s U.K. subsidiary, he is paid and/or receives benefits in GBP, and amounts shown have been converted to USD at average annual exchange rate for fiscal year 2024 of 1.26 per GBP.

PAY VERSUS PERFORMANCE TABLE

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended August 31, 2024, 2023, 2022, and 2021, and our financial performance for each such fiscal year. The tabular and narrative disclosures provided are intended to be calculated in a manner consistent with applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Fiscal Year	Summary Compensation Table Total PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in 000s)(4)	Global Adjusted EBITDA Post-GRP (in 000s)(5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,660,174	$4,970,863	$1,076,687	$1,363,462	$136.49	$141.98	$69,644	$108,567
2023	$2,458,653	$2,715,405	$817,106	$865,284	$109.96	$121.63	$65,993	$94,734
2022	$3,632,413	$3,455,230	$945,276	$723,034	$95.05	$118.07	$67,329	$93,258
2021	$3,729,888	$4,241,228	$1,267,213	$1,490,577	$118.59	$145.58	$70,229	$105,932
1

Fiscal Year	Principal Executive Officer (“PEO”)	Non-PEO NEOs
2024	Steven A. Brass	Sara K. Hyzer, Jeffrey G. Lindeman, William B. Noble, and Patricia Q. Olsem
2023	Steven A. Brass	Jay W. Rembolt, Sara K. Hyzer, Phenix Q. Kiamilev, Jeffrey G. Lindeman, and Patricia Q. Olsem
2022	Garry O. Ridge	Steven A. Brass, Jay W. Rembolt, Phenix Q. Kiamilev, and Patricia Q. Olsem
2021	Garry O. Ridge	Steven A. Brass, Jay W. Rembolt, William B. Noble, and Patricia Q. Olsem

2    In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations were computed in accordance with FASB ASC Topic 718. Time-vested RSU grant date fair values are calculated using the stock price as of the date of grant. In accordance with the relevant rules, the fair values were remeasured as of the end of each fiscal year and as of each vesting date, during the years displayed in the table, using the stock price as of fiscal year end and as of each vesting date, respectively. Performance-based market share unit (“MSU”) fair values are calculated based on the Monte-Carlo valuation model as of the date of grant. Adjustments have been made using performance-based market share unit fair values as of each measurement date using the stock price as of the measurement date and updated Monte-Carlo assumptions. In last year’s proxy statement, column d for fiscal year 2023 in the table below reflected MSUs granted in fiscal year 2020 at the fair value of the Company’s stock price as of fiscal year end 2023. However, the fair values for such MSUs should have reflected zero (i.e., forfeited or canceled) because the performance was assessed over the applicable three-year measurement period, and the level required for vesting was not achieved. Accordingly, the amounts presented below for fiscal year 2023 have been adjusted by ($429,311) for the PEO and ($70,091) as the average for the non-PEOs. With respect to forfeited or canceled MSUs due to service periods not met, such values are reflected in column g below, and the amount shown has been revised to reflect the average of non-PEOs or ($19,690) instead of the one non-PEO of ($98,449) that was stated in last year’s proxy statement. Performance-vested restricted stock (“PSU”) fair values are valued at zero at each respective measurement date, given all outstanding PSUs were accrued at and estimated to be earned below threshold (i.e., all shares forfeited) as of each respective measurement date. We provide information regarding the assumptions used to calculate the valuation of the awards in Notes 13 to the consolidated financial statements included in the Annual Report on Form 10-K filed on October 21, 2024.
In the calculation of “Compensation Actually Paid” and presented in the table, the following amounts were deducted and added:

Fiscal Year	Named Executive Officer	Summary Compensation Table	Grant Date Fair Value of Awards Granted in Fiscal Year	Year End Fair Value of Unvested Awards Granted in Fiscal Year	Change in Fair Value of Unvested Prior Year Awards	Change in Fair Value of Vested Prior Year Awards	Value of Awards Granted and Vested in Fiscal Year	Fair Value of Prior Year Awards Canceled as of Prior FYE	Total Equity Adjustments	Compensation Actually Paid
		(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)=(c)+(d)+(e)+(f)+(g)	= (a)-(b)+(h)
2024	PEO	$3,660,174	$2,073,161	$2,599,977	$659,264	$(7,122)	$131,731	$—	$3,383,850	$4,970,863
	Non-PEO NEOs	$1,076,687	$397,879	$487,871	$161,859	$(1,578)	$36,502	$—	$684,654	$1,363,462
2023	PEO	$2,458,653	$1,394,168	$1,828,439	$(103,897)	$(73,622)	$—	$—	$1,650,920	$2,715,405
	Non-PEO NEOs	$817,106	$349,449	$339,752	$(4,233)	$(16,815)	$98,613	$(19,690)	$397,627	$865,284
2022	PEO	$3,632,413	$2,621,233	$2,339,006	$(1,549,806)	$1,654,850	$—	$—	$2,444,050	$3,455,230
	Non-PEO NEOs	$945,276	$452,389	$369,658	$(310,655)	$171,144	$—	$—	$230,147	$723,034
2021	PEO	$3,729,888	$1,574,584	$1,767,540	$(1,376,274)	$886,626	$808,032	$—	$2,085,924	$4,241,228
	Non-PEO NEOs	$1,267,213	$397,784	$446,715	$(199,676)	$118,963	$255,146	$—	$621,148	$1,490,577

3    The Company Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our Annual Report on Form 10-K for the year ended August 31, 2024 pursuant to Item 201(e) of Regulation S-K: Russell 2000® Index (“Russell 2000”). The Russell 2000 was

chosen because we do not believe we can reasonably identify any other industry index or specific peer issuer that would offer a meaningful comparison.
4    Represents the amount of net income reflected in the Company’s audited financial statements for the year indicated.
5    We have selected Global Adjusted EBITDA Post-GRP as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link “compensation actually paid” to our NEOs to Company performance for fiscal year 2024. Global Adjusted EBITDA is used by the Committee and the Company as part of its calculation to determine GRP earned and as the sole measure for determining the level of achievement for vesting of PSUs. See additional information in the CD&A section of the Proxy Statement.
Pay-versus-Performance Comparative Disclosure

The following tables reflect the relationships between compensation actually paid (“CAP” in the graphics below) to our PEO, and the average of compensation actually paid to our non-PEO NEOs, to (i) our net income, (ii) our Global Adjusted EBITDA (both Pre-GRP and Post-GRP) for the fiscal years 2021, 2022, 2023 and 2024, and (iii) the Company’s cumulative TSR and our peer group TSR for the same periods.

Metric	FY 2021	FY 2022	FY 2023	FY 2024
PEO CAP ($M) - Garry O. Ridge	$4.24	$3.46	N/A	N/A
PEO CAP ($M) - Steven A. Brass	$0.00	$0.00	$2.72	$4.97
Average NEO CAP ($M)	$1.49	$0.72	$0.87	$1.36
Net Income ($M)	$70.23	$67.33	$65.99	$69.64

Metric	FY 2021	FY 2022	FY 2023	FY 2024
PEO CAP ($M) - Garry O. Ridge	$4.24	$3.46	N/A	N/A
PEO CAP ($M) - Steven A. Brass	N/A	N/A	$2.72	$4.97
Average NEO CAP ($M)	$1.49	$0.72	$0.87	$1.36
Global Adjusted EBITDA Post-GRP (000s)	$105,932	$93,258	$94,734	$108,567

Metric	FY 2021	FY 2022	FY 2023	FY 2024
PEO CAP ($M) - Garry O. Ridge	$4.24	$3.46	N/A	N/A
PEO CAP ($M) - Steven A. Brass	N/A	N/A	$2.72	$4.97
Average NEO CAP ($M)	$1.49	$0.72	$0.87	$1.36
WDFC TSR	$118.59	$95.05	$109.96	$136.49
Russell 2000 TSR	$145.58	$118.07	$121.63	$141.98

Pay-versus-Performance Tabular List

We believe the following list reflects the most important financial performance measures used by us to link compensation actually paid to our NEOs to company performance for the fiscal year ended August 31, 2024:

•Adjusted EBITDA Pre-GRP (Global and Regional);
•Global Adjusted EBITDA Post-GRP;
•Adjusted Net Sales (Global and Regional);
•Strategic Performance Measures; and
•Relative Total Shareholder Return

GRANTS OF PLAN-BASED AWARDS - FISCAL YEAR 2024
In addition to base salary and GRP for fiscal year 2024, NEOs were granted RSU, MSU and PSU awards under the Company’s A&R 2016 Stock Incentive Plan as shown in the table below. Descriptions of the RSU, MSU and PSU awards are provided above in the CD&A section under the heading, Equity Compensation.
The table also provides threshold, target, and maximum payout information relating to the Company’s fiscal year 2024 GRP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	Grant Date Fair Value of Stock and Options Awards[4] ($)
Steven A. Brass	10/05/2023	$1	$640,800	$1,281,600
	10/05/2023 (MSU)				2,225	4,451	8,902		$1,101,979
	10/05/2023 (RSU)							4,451	$872,084
	10/05/2023 (PSU)				152		3,056		$99,098
Sara K. Hyzer	10/05/2023	$1	$185,031	$370,062
	10/05/2023 (MSU)				556	1,112	2,224		$275,309
	10/05/2023 (RSU)							1,112	$217,874
	10/05/2023 (PSU)				44		882		28,601
Jeffrey G. Lindeman	10/05/2023	$1	$160,200	$320,400
	10/05/2023 (MSU)				370	741	1,482		$183,457
	10/05/2023 (RSU)							741	$145,184
	10/05/2023 (PSU)				38		764		$24,774
William B. Noble	10/05/2023	$1	$195,373	$390,746
	10/05/2023 (MSU)				278	556	1,112		$137,654
	10/05/2023 (RSU)							556	$108,937
	10/05/2023 (PSU)				46		929		30,125
Patricia Q. Olsem	10/05/2023	$1	$210,644	$421,288
	10/05/2023 (MSU)				482	964	1,928		$238,667
	10/05/2023 (RSU)							964	$188,877
	10/05/2023 (PSU)				50		1,006		32,622
1The Estimated Future Payouts Under Non-Equity Incentive Plan Awards represent Threshold, Target and Maximum payouts under the Company GRP awards payable for fiscal year 2024 performance. The Target amount represents 50% of the Maximum payout for each NEO. The Maximum amount represents the annual non-equity incentive compensation opportunity for each NEO that assumes full achievement of the GRP performance measures (as more fully discussed above in the CD&A section under the heading, GRP) and attainment by the Company of a level of Global Adjusted EBITDA Post-GRP sufficient to maximize GRP payouts.
2The Estimated Future Payouts Under Equity Incentive Plan Awards represent the Threshold, Target, and/or Maximum number of shares to be issued upon performance vesting of MSU and PSU awards as described in the CD&A section under the heading, Equity Compensation. There is no applicable Target number of shares for PSU awards to be earned by the NEOs.

3All Other Stock Awards represent RSUs described in the CD&A section under the heading, Equity Compensation.
4Information relating to the amounts disclosed as the Grant Date Fair Value of Stock Awards is included in footnote 1 to the Summary Compensation Table above.
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table provides detailed information concerning the RSU and MSU awards that were not vested as of the fiscal year end, August 31, 2024, for each of the NEOs:

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Steven A. Brass	7,500	$1,971,300	18,492	$4,860,437
Sara K. Hyzer	1,868	$490,985	4,631	$1,217,212
Jeffrey G. Lindeman	1,370	$360,091	3,458	$908,901
William B. Noble	1,103	$289,913	2,844	$747,517
Patricia Q. Olsem	1,928	$506,756	5,004	$1,315,251
1Represents RSU awards to the NEOs that were not vested as of the fiscal year end.
2The Market Value of the shares or units that were not vested as of the fiscal year end is based on $262.84 per share or unit, which was the closing price of the Company’s common stock on August 31, 2024.
3Represents the maximum number of shares to be issued with respect to MSU awards granted in fiscal years 2023 and 2024 to the NEOs that were not vested as of the fiscal year end. The maximum number of shares to be issued with respect to MSU awards equals the number of shares to be issued with respect to the MSU awards upon achievement of the highest level of achievement for such MSU awards as described above in the CD&A section under the heading, Equity Compensation. MSU awards granted in fiscal year 2022 are included at 120% of the units granted on October 12, 2021 because such MSUs did not vested until after the fiscal year end (on October 3, 2024 when the Committee certified the level of performance achieved).
STOCK VESTED – FISCAL YEAR 2024
For fiscal year 2024, equity awards to our executive officers were granted to satisfy goals for executive officer retention, to provide incentives for current and future performance, and to meet objectives for overall levels of compensation and pay mix. RSU, MSU and PSU awards were granted to the NEOs by the Committee in October 2023. All of the equity awards are set forth below in the table under the heading, Grants of Plan-Based Awards - Fiscal Year 2024. In establishing award levels for the NEOs for fiscal year 2024, the Committee placed emphasis on long-term retention goals and desired incentives for current and future contributions. The RSU and MSU awards to our CEO were, consistent with past practice, larger than the awards to the other NEOs in recognition of his higher level of responsibility for overall Company performance and based upon market data that supports a higher level of equity compensation for our CEO. The specific RSU award amounts and Target Number of shares covered by MSU awards were determined for each NEO based on an assessment of the NEO’s achievement of individual performance goals as well as Company performance for fiscal year 2023 in areas over which the NEO had particular influence. PSU awards were established by reference to each NEO’s annual GRP opportunity, which is based on a multiple of fiscal year 2024 base salary ranging from 1x to 2x, and fiscal year 2024 maximum percentage GRP opportunity. The share equivalent value of PSUs awarded to each NEO as of the date of grant equals 50% of the NEO’s maximum GRP opportunity.

Restricted Stock Units (RSUs) and Performance Stock Vested (PSUs):

The following table sets forth the number of shares of the Company’s common stock acquired upon the vesting of RSU and PSU awards in the Company’s last fiscal year and the aggregate dollar value realized with respect to such awards.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Steven A. Brass	3,006	$660,935
Sara K. Hyzer	625	$139,504
Jeffrey G. Lindeman	553	$123,309
William B. Noble	628	$140,498
Patricia Q. Olsem	1,070	$234,580
1The Number of Shares Acquired on Vesting includes shares of the Company’s common stock issued on October 24, 2023 upon vesting of RSU awards and the vesting of PSUs on August 31, 2024 that the Committee certified achievement on October 3, 2024.
2The Value Realized on Vesting for the RSUs on October 24, 2023 is calculated based on the number of vested RSU awards multiplied by the closing price of $211.34 for the Company’s common stock on such date. The Value Realized on Vesting for PSUs on August 31, 2024 is calculated based on the number of restricted common stock issued as a result of vested PSUs multiplied by the closing price of $262.84 for the Company’s common stock on October 3, 2024, which was the Committee certification date.

Market Share Unit (MSUs) Award Vested for Three Fiscal Year Performance

On October 3, 2024, the Committee reviewed the performance measure applicable to MSU awards granted to the NEOs in October 2021. The Committee assessed the Company’s relative TSR compared to the return for the Index for the performance Measurement Period ended August 31, 2024 to calculate the number of shares of the Company’s common stock for those MSU awards vesting, if any. The relative TSR compared to the return for the Index (as a percentage point difference) over the Measurement Period, which covers three fiscal years, was 4.0% higher. Based on the results and the table shown in the Market Share Unit or MSU Awards section above, the Committee certified that the Applicable Percentage of the Target Number of shares underlying the MSU awards granted in October 2021 was 120% for each of the NEOs.

Named Executive Officer	Target Number of MSUs (Granted October 2021)	Applicable Percentage	Shares Vested (October 2024)
Steven A. Brass	1,738	120%	2,086
Sara K. Hyzer	564	120%	677
Jeffrey G. Lindeman	325	120%	390
William B. Noble	362	120%	434
Patricia Q. Olsem	760	120%	912

Performance Share Unit (PSUs) Restricted Stock Award Vested for Fiscal Year 2024 Performance

On October 3, 2024, the Committee certified achievement of the performance measure applicable to PSU awards granted to the NEOs on October 5, 2023. The Committee certified the calculation of the Company’s Adjusted Global EBITDA Post-GRP in the amount of $103,434,000. Based on the table in shown above in Fiscal Year 2024 PSU Attainment by NEO, the Applicable Percentage of the Maximum Number of shares underlying the PSU awards vested on August 31, 2024, which vesting was subject to certification, was 16.3% for each NEO.

Named Executive Officer	Maximum Number of PSUs (Granted October 5, 2023)	Applicable Percentage	Restricted PSU Shares Vested (August 31, 2024)
Steven A. Brass	3,056	16.3%	498
Sara K. Hyzer	882	16.3%	144
Jeffrey G. Lindeman	764	16.3%	125
William B. Noble	929	16.3%	151
Patricia Q. Olsem	764	16.3%	164

NONQUALIFIED DEFERRED COMPENSATION – FISCAL YEAR 2024
The following table provides information concerning compensation received by the NEOs that is subject to deferral under applicable RSU and DPU award agreements:

Named Executive Officer	Aggregate Earnings in Last FY1 ($)	Aggregate Balance at Last FYE[2] ($)
Steven A. Brass	$5,181	$28,387
Sara K. Hyzer	$—	$—
Jeffrey G. Lindeman	$—	$—
William B. Noble	$203,920	$1,117,333
Patricia Q. Olsem	$4,269	$23,393
1The Aggregate Earnings in Last FY represents the increase in value from August 31, 2023 to August 31, 2024 of the shares underlying deferred settlement of RSUs and vested DPUs held by each NEO that will be settled in shares of the Company’s common stock following termination of employment as disclosed in footnotes to the table under the heading, Security Ownership of Certain Beneficial Owners and Management. The number of such deferred settlement of RSUs and vested DPUs for each NEO was multiplied by the difference in the closing price of the Company’s common stock on August 31, 2024 of $262.84 and on August 31, 2023 of $214.87, an increase in value of $47.97 per share. Amounts shown are not included as compensation in the Summary Compensation Table for fiscal year 2024.
2The Aggregate Balance at Last FYE represents the value as of August 31, 2024 of the deferred settlement of RSUs and any vested DPUs held by each NEO as noted in these footnotes. The value for each deferred settlement of RSU and each vested DPU is based on the closing price of the Company’s common stock on August 31, 2024, which was $262.84 per share. The underlying deferred settlement of RSUs and vested DPUs were included in prior disclosures for the NEOs to the extent that the NEOs were included in Summary Compensation Table disclosures for the years in which such awards were first granted to the NEOs.
CHANGE OF CONTROL SEVERANCE AGREEMENTS

The Company entered into Change of Control Severance Agreements (“CoC Agreements”) with each of the NEOs. The CoC Agreements provide that each executive officer will receive certain severance benefits if his or her employment is terminated without “Cause” or if he or she resigns for “Good Reason,” as those terms are defined in the CoC Agreements, within two years after a “Change of Control” as defined in the CoC Agreements and summarized below. If the executive officer’s employment is terminated during the aforementioned two-year period by the Company without “Cause” or by the executive officer for “Good Reason”, the executive officer will be entitled to a lump sum payment (subject to limits provided by (a) reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control or (b) alternative reduction order if such method would result in a greater economic benefit to the executive on an after-tax basis) of twice the executive officer’s base salary, calculated based on the greater of the executive officer’s then current annual base salary or a five-year average (or, if less, the number of full fiscal years during which the executive has been employed by the Company prior to the date of termination), plus twice the executive officer’s earned GRP, calculated based on the greater of the most recent annual earned GRP or a five-year average (or, if less, the number of full fiscal years during which the executive has been employed by the Company prior to the date of termination). Further, any of the executive officer’s outstanding equity incentive awards that are not then fully vested (with the exception of PSU awards), will be accelerated and vested in full following such termination of employment within such two-year period and the executive officer will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans or equivalent benefits for a period of up to two years from the date of termination of employment. No employment rights or benefits other than the change of control severance benefits described in this paragraph are provided by the CoC Agreements.
For purposes of the CoC Agreements and subject to the express provisions and limitations contained therein, a “Change of Control” means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s Board as specified in the CoC Agreements, a reorganization, merger or consolidation as specified in the CoC Agreements or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the CoC Agreements, a “Change of Control” does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of the incumbent members of the Company’s Board continue in office and more than 60% of the successor company’s shares are owned by the Company’s pre-transaction stockholders.
The CoC Agreements have a term of two years, subject to automatic renewal for successive two-year periods unless notice of non-renewal is provided by the Company’s Board not less than six months prior to the end of the current term. The term of the CoC Agreements will be automatically extended for a term of two years following any “Change of Control.”
The following table sets forth the estimated amounts payable to each of the NEOs, pursuant to their respective CoC Agreements on the assumption that the employment of each NEO was terminated without “Cause” or otherwise for “Good Reason” effective as of the end of fiscal year 2024 following a “Change of Control” as provided for in the CoC Agreements. The table also includes the value, as of the end of the fiscal year, of all unvested RSU and MSU awards as of the end of fiscal year 2024.

Named Executive Officer	Severance Pay[1]	Welfare Benefits[2]	Accelerated Vesting of RSUs and MSUs[3]	Total Change of Control Severance Benefits
Steven A. Brass	$1,947,618	$33,460	$4,584,192	$6,565,270
Sara K. Hyzer	$855,324	$40,708	$1,158,861	$2,054,893
Jeffrey G. Lindeman	$797,190	$30,388	$848,711	$1,676,289
William B. Noble	$971,676	$36,965	$701,783	$1,710,424
Patricia Q. Olsem	$1,031,740	$38,796	$1,244,285	$2,314,821
1Severance Pay includes two times the base salary reported in footnote 1 of the Summary Compensation Table for fiscal year 2024 plus two times Non-Equity Incentive Plan Compensation received for fiscal year 2023.
2Welfare Benefits includes an estimate of the Company’s cost to provide two years of continuation coverage under the Company’s welfare benefit plans, which does not include life insurance or long-term disability insurance. The estimate is based on the Company’s cost of such coverage for fiscal year 2024.
3Acceleration of vesting of RSU and MSU awards is governed by applicable provisions of the CoC Agreements and the RSU and MSU Award Agreements. The value included for accelerated vesting of RSU and MSU awards is based on $262.84, the closing price of the Company’s common stock on August 31, 2024. MSUs awarded are valued for this purpose based upon the Target Number of shares of the Company’s common stock to be issued with respect to the MSUs as described above in the CD&A section under the heading, Equity Compensation.
CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC, the pay ratio of the total annual compensation of our CEO, Mr. Brass, to that of the Company’s “median employee” for fiscal year 2024 was approximately 44:1. To determine the CEO pay ratio, the total annual compensation for the median employee for fiscal year 2024 was calculated to be $82,860, which included the same elements of compensation required to be in the Summary Compensation Table, and was calculated in the same manner as the CEO’s total annual compensation, which was $3,660,174 for fiscal year 2024.
We identified the Company’s median employee from 665 employees of the Company (excluding the CEO) as of August 31, 2024. Employees included full-time, part-time and temporary employees and fixed term contract employees, located in 16 countries at such time. To identify the Company’s median employee in fiscal year 2024, we calculated total compensation for fiscal year 2024 for each employee other than the CEO by including salary or regular hourly wages paid in the fiscal year, annual cash incentive compensation paid during the fiscal year under the Company’s GRP, and the grant date value of RSUs and MSUs granted to employees in the fiscal year. Compensation paid to employees who were hired after the beginning of fiscal year 2024 or who terminated prior to the end of the fiscal year 2024 was not annualized. For employees who received compensation denominated in a foreign currency, such amounts were converted to USD using average annual exchange rates as of August 31, 2024.
As of August 31, 2024, the Company employed 665 employees located in 16 countries. The Company’s median employee is located in the U.S.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain equity compensation plan information as of August 31, 2024:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders [1]	128,061[2]	N/A	1,106,326
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	128,061	N/A	1,106,326
1The 2016 Stock Incentive Plan, which authorizes the grant of 1,000,000 shares of common stock, was approved by our stockholders at our 2016 annual meeting. At the 2023 annual meeting, our stockholders approved to amend and restate the 2016 Stock Incentive Plan to authorize an additional 1,000,000 shares of common stock for a total of 2,000,000 shares of common stock.
2Represents shares of common stock subject to unvested 70,148 RSUs, vested 1,621 DPUs, and 36,634 MSU and 19,658 PSU awards assuming the issuance of shares based on target performance.
AUDIT-RELATED MATTERS
Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLC (“PwC”) for fiscal years 2024 and 2023:

	2024	2023
Audit fees[1]	$2,182,502	$1,676,812
Audit-related fees[2]	$25,000	$25,000
Tax fees[3]	$229,000	$254,000
All other fees[4]	$2,000	$900
Total fees	$2,438,502	$1,956,712
1Professional services rendered for the audit of the Company’s consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services normally provided by PwC in connection with statutory and regulatory filings or engagements.
2Assurance and related services reasonably related to the audit and/or review of the Company’s consolidated financial statements that are not reported under “Audit Fees”
3Tax return preparation, tax compliance, tax advice and/or tax planning services
4Access provided by PwC to its online research reference and disclosure checklist materials
The possible effect on the independence of the auditor is considered by the Audit Committee. There is no direct or indirect understanding or agreement that places a limit on current or future years’ audit fees or permissible non-audit products and services.
Pre-approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit products and services provided by the auditor. These products and services may include audit services, audit-related services, tax services, software and other products or services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services described above received pre-approval pursuant to the aforementioned policies and procedures that were established to comply with SEC rules that require pre-approval of audit and non-audit services.

Related Party Transactions Review and Oversight
The Audit Committee has responsibility for review and oversight of related party transactions for potential conflicts of interest. Related party transactions include any independent business dealings between the Company and related parties who consist of, or are related to, the Company’s executive officers, directors, director nominees and holders of more than 5% of the Company’s shares. Such transactions include business dealings with parties in which any related party has a material direct or indirect interest. The Audit Committee has adopted a written policy to provide for its review and oversight of related party transactions. Executive officers and directors are required to notify the Corporate Secretary of the Company of any proposed or existing related party transactions in which they have an interest. The Corporate Secretary and the Audit Committee also rely upon the Company’s disclosure controls and procedures adopted pursuant to Exchange Act rules for the purpose of ensuring that matters requiring disclosure, including transactions that may involve a related party or may otherwise involve the potential for conflicts of interests, are brought to the attention of management and the Audit Committee on a timely basis. Certain related party transactions do not require Audit Committee review and approval. Such transactions are considered pre-approved. Pre-approved transactions include:
•compensation arrangements approved by the Compensation and People Committee or the Board and expense reimbursements consistent with the Company’s expense reimbursement policy;
•transactions in which the related party’s interest is derived solely from the fact that he or she serves as a director of another corporation that is a party to the transaction;
•transactions in which the related party’s interest is derived solely from his or her ownership (combined with the ownership interests of all other related parties) of not more than a 5% beneficial interest (but excluding any interest as a general partner of a partnership) in an entity that is a party to the transaction; and
•transactions available to all employees of the Company generally.
If a related party transaction is proposed or if an existing transaction is identified, the Audit Committee has authority to disapprove, approve or ratify the transaction and to impose such restrictions or other limitations on the transaction as the Audit Committee may consider necessary to best assure that the interests of the Company are protected and that the related party involved is not in a position to receive an improper benefit. In making such determination, the Audit Committee considers such factors as it deems appropriate, including without limitation (i) the benefits to the Company of the transaction; (ii) the commercial reasonableness of the terms of the transaction; (iii) the dollar value of the transaction and its materiality to the Company and to the related party; (iv) the nature and extent of the related party’s interest in the transaction; (v) if applicable, the impact of the transaction on a non-employee director’s independence; and (vi) the actual or apparent conflict of interest of the related party participating in the transaction.
During the fiscal year ended August 31, 2024, there were no transactions required to be reported pursuant to the requirements of Item 404(a) of Regulation S-K under the Exchange Act.

AUDIT COMMITTEE REPORT
In accordance with its charter, the Audit Committee provides assistance to the Company’s Board of Directors (“Board”) in fulfilling its oversight responsibilities relating to the quality and integrity of the accounting, auditing, and reporting practices of the Company, including assessment of the effectiveness of internal controls over financial reporting. Each member of the Audit Committee meets the independence criteria prescribed by applicable regulations and rules of the Securities and Exchange Commission (“SEC”) for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards.
Management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles in the U.S. (“GAAP”) and for establishing and maintaining internal control over financial reporting. The Company’s independent registered public accounting firm (“auditor”) is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting and expressing opinions as to whether the financial statements have been prepared in accordance with GAAP and as to management’s assessment of the effectiveness of internal control over financial reporting.
The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended August 31, 2024. The Audit Committee discussed and reviewed with management the audited financial statements and management’s assessment of the effectiveness of its internal controls over financial reporting. The Audit Committee discussed and reviewed with the Company’s auditor the audited financial statements and the auditor’s attestation report regarding effectiveness of management’s internal controls over financial reporting. The Audit Committee also discussed with the auditor those matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, which provides that certain matters related to the conduct of the financial statement audit are to be communicated to the Audit Committee and under the applicable requirements of the SEC. In fulfilling its oversight responsibilities, the Audit Committee met separately with management and separately with the Company’s auditor to discuss results of audit examinations and evaluations of internal controls.
The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s auditor. In this regard, the Audit Committee discussed with the auditor its independence from management and the Company, including matters in written documents and a letter received from the auditor as required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. In evaluating the auditor’s independence, the Audit Committee also considered whether the auditor’s provision of any non-audit services impaired or compromised its independence.
The Audit Committee considered several factors in selecting PricewaterhouseCoopers LLP (“PwC”) as the Company’s auditor, including its independence and internal quality controls, the overall depth of talent, and its familiarity with the Company’s businesses and internal controls over financial reporting. Further, in conjunction with the mandated rotation of an auditor’s lead, concurring and/or relationship partner (each an “audit partner”), the Audit Committee and its chair oversee and are directly involved in the selection process for any change in audit partners.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for its fiscal year ended August 31, 2024, and that PwC serve as the Company’s auditor for the fiscal year ending August 31, 2025.
Audit Committee
Daniel T. Carter, Chair
Cynthia B. Burks
Lara L. Lee
Edward O. Magee, Jr.
Trevor I. Mihalik
David B. Pendarvis

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS
FOR OUR 2025 ANNUAL MEETING
For a stockholder proposal otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our Proxy Statement for our 2025 annual meeting, it must be received by us at our principal office, 9715 Businesspark Avenue, San Diego, CA 92131 on or before July 15, 2025.
For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2025 annual meeting pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our Corporate Secretary (i) no earlier than June 15, 2025 and (ii) no later than 5:00 p.m., Pacific Time, on July 15, 2025 in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates.
In addition, if a stockholder desires to bring business (including director nominations) before our 2025 annual meeting that is not the subject of a proposal timely submitted for inclusion in our 2025 Proxy Statement, written notice of such business, as currently prescribed in our Bylaws, must be received by our Corporate Secretary between June 15, 2025 and 5:00 p.m., Pacific Time, on July 15, 2025.

For additional requirements, a stockholder may refer to our current Bylaws, Article II, Section 2.14, “Notice of Stockholder Proposals,” Article II, Section 2.15, “Nomination of Directors,” and Article II, Section 2.17, “Proxy Access,” a copy of which may be obtained from our Corporate Secretary upon request and without charge or may be obtained by accessing our filings on the SEC’s website at www.sec.gov. See “Communications with the Board” for contact information. If we do not receive timely notice pursuant to our Bylaws, the proposal will be excluded from consideration at the annual meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees for the 2025 annual meeting other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2025, which is 60 days prior to the anniversary date of the annual meeting.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. When used in this Proxy Statement, the words “estimated,” “anticipated,” “expect,” “believe,” “project,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions of management. Forward-looking statements are subject to risks, uncertainties, and assumptions about the Company, and future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

INCORPORATION BY REFERENCE
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the preceding Compensation and People Committee Report and Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such reports be incorporated by reference into any future filings made by the Company under those statutes. In addition, information on our website, other than our Proxy Statement, Notice of 2024 Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

By Order of the Board of Directors,
Phenix Q. Kiamilev
Vice President, General Counsel and Corporate Secretary

November 8, 2024

WD-40 COMPANY

VOTE

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2024 Annual Meeting Proxy Card

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A Proposals — The Board of Directors of WD-40 Company (the "Company") recommends a vote FOR all the listed nominees and FOR Proposals 2 and 3.

Nominee	For	Against	Abstain
01 - Steven A. Brass	☐	☐	☐
02 - Cynthia B. Burks	☐	☐	☐
03 - Daniel T. Carter	☐	☐	☐
04 - Eric P. Etchart	☐	☐	☐
05 - Lara L. Lee	☐	☐	☐
06 - Edward O. Magee, Jr.	☐	☐	☐
07 - Trevor I. Mihalik	☐	☐	☐
08 - Graciela I. Monteagudo	☐	☐	☐
09 - David B. Pendarvis	☐	☐	☐
10 - Anne G. Saunders	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2024 Annual Meeting of WD-40 Company Stockholders

The 2024 Annual Meeting of Stockholders of WD-40 Company will be held on December 12, 2024 at 10:00 AM Pacific Standard Time, virtually via the Internet at http://meetnow.global/MXR5DGV.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/WDFC

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Proxy — WD-40 Company

This Proxy Is Solicited On Behalf of the Board of Directors ("Board")

The undersigned, revoking previous proxies for WD-40 Company's common stock, hereby appoints Steven A. Brass and Phenix Q. Kiamilev, and each of them, proxies of the undersigned, with power of substitution to each, to vote all common stock of WD-40 Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually, December 12, 2024 at 10:00 a.m. PST and at any adjournments thereof.

If the undersigned is a participant in the WD-40 Company Profit Sharing/401(k) Plan, the undersigned directs Empower Trust Company, LLC ("Empower"), as trustee under the plan, to vote all shares of WD-40 Company's common stock allocated to the undersigned under the plan at the 2024 Annual Meeting in accordance with the instructions on the reverse side. Please submit your vote prior to December 6, 2024, 2:00 p.m. PST. (If you fail to give voting instructions to Empower, the plan has directed Empower to vote shares allocated to you in accordance with the Board's recommendations.)

Shares represented by this proxy, if properly executed, will be voted as directed by the stockholder. If no directions are given, the proxies will have authority to vote FOR the listed nominees and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

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